Exhibit 10.46

TRANSITION SERVICES AGREEMENT

by and among

GENZYME CORPORATION

and

AASTROM BIOSCIENCES, INC.

Dated as of May 30, 2014

i

SCHEDULES

Schedule 1	Transition Services Schedule
Schedule 2	Restricted Information Systems of the Service Provider
Schedule 3	Acknowledgment and Waiver

ii

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement is dated as of May 30, 2014 (the “Execution Date”), by and between Aastrom Biosciences, Inc., a Michigan corporation (“Service Recipient”), and Genzyme Corporation, a Massachusetts corporation (“Service Provider”). Service Recipient and Service Provider are referred to in this Agreement each as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Service Recipient and Sanofi, a French Societe anonyme (“Sanofi”) have entered into an Asset Purchase Agreement dated as of April 19, 2014 (the “Asset Purchase Agreement”) pursuant to which Service Recipient acquired the Transferred Assets from Sanofi and its Retained Affiliates;

WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, the Parties contemplate that during the Term, Service Provider will provide certain transitional services to Service Recipient in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

For the purpose of this Agreement, the following capitalized terms have the following meanings. Capitalized terms which are used but not defined herein have the meanings ascribed to such terms in the Asset Purchase Agreement.

“Additional Services” is defined in Section 2.6.

“Agreement” means this Transition Services Agreement and includes all Transition Service Schedules, whether attached hereto or added subsequently pursuant to the terms of this Agreement.

“Asset Purchase Agreement” is defined in the recitals to this Agreement.

“Claim” is defined in Section 10.2.

“Cleared Service Recipient Personnel” is defined in Section 8.3.

“Data” is defined in Section 7.4.

“Dispute” is defined in Section 3.3.

“Effective Date” means the Closing Date.

“Execution Date” is defined in the introduction to this Agreement.

“Expenses” is defined in Section 5.2.

“Losses” is defined in Section 10.1.

“Party” and “Parties” are defined in the introduction to this Agreement.

“SDEA” is defined in Section 13.3.

“Services” means all services to be provided by Service Provider to Service Recipient as described on any Transition Service Schedule, including any Additional Services.

“Service Provider” is defined in the introduction to this Agreement.

“Service Provider Manager” is defined in Section 3.1.

“Service Provider Personnel” is defined in Section 8.2

“Service Provider Representative” is defined in Section 3.1.

“Service Recipient” is defined in the introduction to this Agreement.

“Service Recipient Manager” is defined in Section 3.1.

“Service Recipient Personnel” is defined in Section 8.2.

“Service Recipient Representative” is defined in Section 3.1.

“Service Term” is defined in Section 2.3.2.

“Term” is defined in Section 4.1.

“Transition Service Schedule” is defined in Section 2.1.

ARTICLE 2
SERVICES

2.1.                            Schedules and Precedence. This Agreement governs the provision of transitional Services described in the schedules attached to and made a part of this Agreement (each individual schedule, a “Transition Service Schedule”). Such Transition Service Schedules may be amended in writing from time to time by the Parties. If there is any inconsistency between the terms of any Transition Service Schedule and the terms of this Agreement, the terms of such Transition Service Schedule shall govern.

2.2.                            Performance of Services. Service Provider will perform the Services set forth in the Transition Service Schedules and all Additional Services.

2.3.                            Information. Each Transition Service Schedule sets forth, among other things:

2.3.1.                  a description of the Services to be provided;

2.3.2.                  the term during which each Service will be provided (the “Service Term”);

2.3.3.                  the location(s) where Services are to be provided;

2.3.4.                  the Service Provider and Service Recipient Representative(s) for such Service;

2.3.5.                  the maximum percentage of the applicable Service Provider Representative’s working time to be allocated to the Services, based upon a normal 40-hour work week; provided that such maximum will not limit Service Provider’s obligation to allocate resources necessary for the performance of any Service in accordance with this Agreement;

2.3.6.                  the monthly fees due to Service Provider, if any, for each Service; and

2.3.7.                  any other terms applicable thereto on the Transition Service Schedule.

2.4.                            Service Levels. Service Provider will perform the Services in a manner consistent with the terms and conditions contained herein and in accordance with applicable Legal Requirements. In addition, in performing the Services, Service Provider will use a degree of care and diligence that is not materially less than the care and diligence exercised by Service Provider and its Affiliates when engaged in similar services or activities during the twelve (12) month period preceding the Execution Date with respect to the Business, and will use commercially reasonable efforts to deliver the Services in a manner consistent with Service Provider’s and its Affiliates’ past practices. Service Provider will use qualified Service Provider Representatives to perform the Services.

2.5.                            Additional Resources. Except as provided in a Transition Service Schedule for a specific Service, in providing the Services, Service Provider will not be obligated to:

2.5.1.                  hire any additional employees;

2.5.2.                  maintain the employment of any specific employee;

2.5.3.                  purchase, lease or license any additional equipment or software; or

2.5.4.                  pay any costs related to the transfer or conversion of Service Recipient’s data to Service Recipient or any alternate supplier of Services.

2.6.                            Additional Services. During the Term, the Parties may identify additional services that Service Provider will provide to Service Recipient in accordance with the terms of this Agreement (the “Additional Services”). Upon mutual agreement of the Parties, the Parties will execute additional written Transition Service Schedules for such Additional Services.  Service Provider will have no obligation to execute any additional Transition Service Schedules; provided, that with respect to any Additional Service that has historically been provided by Service Provider or its Affiliates to the Business, Service

Provider will not unreasonably withhold, condition or delay the execution of a Transition Service Schedule relating to such Additional Service to the extent generally consistent with this Agreement, including the Transition Service Schedules.

2.7.                            Change Order Process. Any change in the scope or duration of any Service described in or other amendment to a Transition Service Schedule must be in writing and signed by the Parties.

2.8.                            Third-Party Consents. If any consent or waiver from any Third Party is needed in connection with Service Provider’s provision of the Services, Service Provider will be excused from performing such Service until such consent or waiver is obtained and will use commercially reasonable efforts to cooperate with Service Recipient to obtain such licenses or approvals, provided that any payments to Third Parties in connection with obtaining any such consent or waiver will be paid by Service Recipient.

ARTICLE 3
GOVERNANCE

3.1.                            Service Provider Manager and Service Provider Representatives. Service Provider will appoint one individual to have primary responsibility and oversight for the provision of all of the Services by Service Provider and to be Service Recipient’s primary point of contact (the “Service Provider Manager”). The initial Service Provider Manager will be Geary MacQuiddy. In addition, Service Provider will identify on the applicable Transition Service Schedule one representative (the “Service Provider Representative”) for each Service to have primary responsibility and oversight for the provision or coordination of such Service. Service Provider may appoint a new Service Provider Manager or a new Service Provider Representative for any Service by providing Service Recipient with written notice thereof.

3.2.                            Service Recipient Manager and Service Recipient Representatives. Service Recipient will appoint one individual to have primary responsibility and oversight for the receipt of all of the Services by Service Recipient and to be Service Provider’s primary point of contact (the “Service Recipient Manager”). The initial Service Recipient Manager will be Ross Turbo. In addition, Service Recipient will identify on the applicable Transition Service Schedule one representative (the “Service Recipient Representative”) for each Service to have primary responsibility and oversight for the provision or coordination of such Service. Service Recipient may appoint a new Service Recipient Manager or a new Service Recipient Representative for any Service by providing Service Provider with written notice thereof.

3.3.                            Dispute Resolution. Any dispute regarding a Party’s performance under this Agreement (a “Dispute”) will be initially referred to the Service Provider Manager and the Service Recipient Manager. The Service Provider Manager and the Service Recipient Manager will meet at a mutually acceptable time and place (or by teleconference) promptly after the Dispute has been referred to them, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the Service Provider Manager and the Service Recipient Manager are not

able to resolve the Dispute within thirty (30) days after the Dispute has been referred to them, then either Party may thereafter submit such Dispute to any court as permitted by Section 13.9.

ARTICLE 4
TERM AND TERMINATION

4.1.                            Term. This Agreement will commence on the Effective Date and remain in effect until the last day that any Service Term in any Transition Service Schedule remains in effect (the “Term”), unless earlier terminated under this ARTICLE 4. With respect to each Service, such Service will begin upon the applicable start date set forth in the Transition Services Schedule (or the Effective Date if no start date is identified) and will continue for the longest duration, or until the end date, for such Services set forth in the Transition Services Schedule, unless earlier terminated under this ARTICLE 4. This Agreement may be extended by the Parties in writing, either in whole or with respect to one or more of the Services.

4.2.                            Termination.

4.2.1.                  Service Recipient may terminate this Agreement, either with respect to all or with respect to any one or more of the Services (or a portion thereof) provided to Service Recipient hereunder, for any reason or for no reason, at any time upon at least thirty (30) days (or such shorter period to which Service Provider agrees in writing) prior written notice to Service Provider, unless the specific Transition Service Schedule provides otherwise.

4.2.2.                  Subject to the provisions of ARTICLE 12 below, either Party may terminate this Agreement in its entirety or with respect to affected Services if the other Party materially breaches a material provision with regard to those Services and does not cure such breach, or does not take reasonable steps required under the circumstances to cure such breach going forward, within thirty (30) days (or ten (10) days in the event of a payment breach) after receiving notice of the breach.

4.2.3.                  Any provision which by its nature or express terms should survive, including the provisions of Section 4.2.4, ARTICLE 5, ARTICLE 10, ARTICLE 11 and ARTICLE 13, will survive the expiration or termination of this Agreement.

4.2.4.                  Upon any expiration or termination of this Agreement in whole or in part and for any reason (a) each Party will use commercially reasonable efforts to cooperate with the other Party as reasonably necessary to avoid disruption of the ordinary course of the other Party’s business and (b) Service Provider will deliver the Data to Service Recipient in accordance with Section 7.4 and will deliver other assets of Service Recipient in the possession of Service Provider. Each Party will promptly return to the other Party or destroy any and all Confidential

Information or other proprietary information of such other Party in its or its Affiliates’ possession upon expiration or termination of this Agreement.

ARTICLE 5
PAYMENT TERMS

5.1.                            Charges for Services. Service Recipient will pay Service Provider the charges, if any, set forth on the applicable Transition Service Schedule for each Service listed therein as adjusted, from time to time, in accordance with Section 5.3.

5.2.                            Expenses. Service Recipient will, for each Service performed, reimburse Service Provider for any reasonable documented out-of-pocket expenses payable to Third Parties which are incurred by Service Provider or its Affiliates in connection with Service Provider’s provision of such Service (“Expenses”); provided that the Expenses will not include the allocation of any corporate overhead or similar expenses incurred by Service Provider or its Affiliates in connection with the performance of the Services. Within ten (10) days after the end of each calendar month during the Term, Service Provider will provide Service Recipient with a report detailing the Expenses for such previous month. In addition, Service Provider will provide Service Recipient with advance written notice of any single Expense or series of related Expenses expected to be in excess of $25,000.

5.3.                            Payment Terms. Service Provider will bill Service Recipient quarterly for all charges pursuant to this Agreement for the previous calendar quarter. Such invoices will contain reasonable detail of the Services provided and the charge therefor. Service Recipient will pay Service Provider for all undisputed amounts due for Services provided hereunder within thirty (30) days from receipt of an invoice therefor. Late payments will bear interest at the lesser of twelve percent (12%) per annum or the maximum rate allowed by law. The Parties acknowledge and agree that failure to pay undisputed amounts due hereunder pursuant to the terms of this Agreement is a material breach and Service Provider may terminate this Agreement under Section 4.2.

5.4.                            Disputed Amounts. Amounts due hereunder will not be offset by amounts due under any other agreement. Disputes related to any other agreement will not serve as grounds to delay obligations under this Agreement. In particular, Service Recipient will not, and will cause its Affiliates to not, offset amounts owed to Service Provider or any Affiliate under this Agreement against amounts owed or allegedly owed by Service Provider or any Affiliate to Service Recipient or any Affiliate under any circumstances, and Service Recipient hereby irrevocably waives any such right on its own behalf and on behalf of each of its Affiliates.

ARTICLE 6
TRANSITION SERVICE RESPONSIBILITIES

6.1.                            Cooperation; Facilities; Access to Information. The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation will include exchanging information relevant to the provision of Services hereunder, good faith efforts to mitigate problems with the work environment interfering with the Services, and each Party requiring its personnel to obey any security regulations and other published policies of the other Party while on the other Party’s premises. In addition, Service Recipient will provide Service Provider with access to its facilities as is reasonably necessary for Service Provider to perform the Services it is obligated to provide hereunder, provide Service Provider with information and documentation reasonably necessary for Service Provider to perform the Services it is obligated to provide hereunder, and make available, as reasonably requested by Service Provider, reasonable access to resources and provide timely decisions in order that Service Provider may perform its obligations hereunder.

6.2.                            Savings Clause. To the extent Service Recipient’s failure to discharge its obligations set forth in Section 6.1 or elsewhere in this Agreement impedes Service Provider’s ability to provide any Service or Additional Service hereunder, Service Provider will be excused from its obligation to provide such Services or Additional Services hereunder, provided, that Service Provider provides Service Recipient with notice of Service Recipient’s failure to meet such obligation promptly after Service Provider becomes aware of such failure.

ARTICLE 7
INTELLECTUAL PROPERTY

7.1.                            Existing Ownership Rights Unaffected. Except as expressly set out in this ARTICLE 7, neither Party will gain, by virtue of this Agreement, any rights of ownership or use of Copyrights, Patents, Trade Secrets, Trademarks or any other Intellectual Property owned by the other Party.

7.2.                            Trademarks. Neither Party is granted hereunder any ownership in or license to the Trademarks of the other Party.

7.3.                            Removal of Marks. Neither Party will remove any Copyright notices, proprietary markings, Trademarks or other indicia of ownership of the other Party from any materials of the other Party.

7.4.                            Ownership of Data and Intellectual Property. Service Recipient will own all data and records created by Service Recipient or any of its Affiliates related exclusively to the Business and generated in connection with the performance of the Services (the “Data”). Service Provider will and hereby does, without further consideration, assign (and will cause its Affiliates to assign) to Service Recipient any and all right, title or interest that Service Provider or its Affiliates may possess in or to the Data. Upon Service Recipient’s request, Service Provider will provide Service Recipient with copies of the Data in the format in which such Data is generated.

ARTICLE 8
RELATIONSHIP BETWEEN THE PARTIES

8.1.                            The Parties to this Agreement are and will remain independent contractors and neither Party is an employee, agent, partner, franchisee or joint venturer of or with the other. Each Party will be solely responsible for any employment-related taxes, insurance premiums or other employment benefits respecting its employees. Neither Party will hold itself out as an agent of the other and neither Party will have the authority to bind the other. (A) No Service Recipient employees, agents or representatives (including the Service Recipient Personnel) shall be eligible to participate in any benefit programs or sales or other bonuses offered by Service Provider to its employees, or in any retirement plans, profit sharing plans, insurance plans, separation plans or any other employee welfare or benefit plans offered from time to time by Service Provider to its employees.  Service Recipient acknowledges that none of its employees, agents or representatives (including the Service Recipient Personnel) shall be eligible to participate in, and Service Provider does not and will not maintain or procure for or on such personnel’s behalf, any worker’s compensation or unemployment compensation insurance. (B) No Service Provider employees, agents or representatives (including the Service Provider Personnel) shall be eligible to participate in any benefit programs or sales or other bonuses offered by Service Recipient to its employees, or in any retirement plans, profit sharing plans, insurance plans, separation plans or any other employee welfare or benefit plans offered from time to time by Service Recipient to its employees.  Service Provider acknowledges that none of its employees, agents or representatives (including the Service Provider Personnel) shall be eligible to participate in, and Service Recipient does not and will not maintain or procure for or on such personnel’s behalf, any worker’s compensation or unemployment compensation insurance.

8.2.                            (A) Neither the execution of this Agreement, nor performance of Services by the Service Provider and/or any of its Affiliates shall cause the Service Recipient and/or any of its Affiliates or any person or entity employed or engaged by the Service Recipient and/or any of its Affiliates, including the Transferred Employees (collectively “Service Recipient Personnel”) to be or to be construed to be an agent, employee or legal representative of the Service Provider and/or any of its Affiliates for any purpose whatsoever.  The Service Recipient Personnel shall not be considered to be employees of the Service Provider and/or any of its Affiliates for any purpose (including Section 8.1), and neither the Service Provider nor any of its Affiliates shall be or be deemed to be an employer or joint employer of the Service Recipient Personnel. (B) Neither the execution of this Agreement, nor performance of Services by the Service Provider and/or any of its Affiliates shall cause the Service Provider and/or any of its Affiliates or any person or entity employed or engaged by the Service Provider and/or any of its Affiliates, (collectively “Service Provider Personnel”) to be or to be construed to be an agent, employee or legal representative of the Service Recipient and/or any of its Affiliates for any purpose whatsoever.  The Service Provider Personnel shall not be considered to be employees of the Service Recipient and/or any of its Affiliates for any purpose (including Section 8.1), and neither the Service Recipient nor any of its Affiliates shall be or be deemed to be an employer or joint employer of the Service Provider Personnel.

8.3.                            Notwithstanding anything else in this Agreement and/or the Transition Services Schedule, only members of the Service Recipient Personnel (the “Cleared Service Recipient Personnel”) who executed and delivered to the Service Provider an acknowledgment and waiver in the form attached hereto as Schedule 3 may receive, or benefit from, Services that involve access to the information services systems and applications of the Service Provider listed in Schedule 2, and the Service Provider is under no obligation to provide any such Services to the extent any Service Recipient Personnel other than the Cleared Service Recipient Personnel would receive, or benefit from, such Services.

ARTICLE 9
AFFILIATE PERFORMANCE

Service Provider may engage one or more Affiliates to perform all or any portion of Service Provider’s duties under this Agreement; provided that Service Provider remains liable for the performance of such Affiliates.

ARTICLE 10
INDEMNIFICATION

10.1.                     Service Recipient will indemnify, defend and hold harmless Service Provider and its officers, directors, agents, employees and Affiliates, from and against any and all Damages, including reasonable attorneys’ fees (collectively, “Losses”) arising out of, relating to or resulting from (a) Service Recipient’s material breach of this Agreement, (b) Service Recipient’s gross negligence or willful misconduct in connection with its receipt of Services or Additional Services pursuant to this Agreement, (c) Service Recipient Personnel’s misuse of any of Service Provider’s systems or Services, (d) Service Recipient Personnel’s willful misconduct in connection with the use of Service Provider’s systems or Services, or (e) Service Provider’s provision of Services or Additional Services pursuant to and in accordance with this Agreement, except for those Losses for which Service Provider is obligated to indemnify, defend and hold harmless Service Recipient and its officers, directors, agents, employees and Affiliates pursuant to Section 10.1.  Service Recipient will further indemnify, defend and hold harmless Service Provider and its officers, directors, agents, employees and Affiliates, from and against any and all Losses arising out of, relating to or resulting from any Service Recipient Personnel being classified as, or determined to be, co-employed by, or a common-law employee of, the Service Provider and/or any of its Affiliates.

10.2.                     Service Provider will indemnify, defend and hold harmless Service Recipient and its officers, directors, agents, employees and Affiliates from and against any and all Losses arising out of, relating to or resulting from (a) Service Provider’s material breach of this Agreement, (b) Service Provider’s gross negligence or willful misconduct in the provision of Services or Additional Services pursuant to this Agreement, (c) any Service Provider Personnel’s willful misconduct in connection with providing the Services or Additional Services pursuant to this Agreement, or (d) any Service Provider Personnel’s disclosure or misuse of the Service Recipient’s Confidential Information.  Service Provider will further indemnify, defend and hold harmless Service Recipient and its officers, directors, agents, employees and Affiliates, from and against any and all Losses arising out of, relating to or resulting from any Service Provider Personnel being classified as, or determined to be, co-employed by, or a common-law employee of, the Service Recipient and/or any of its Affiliates.

10.3.                     An indemnifying Party’s indemnification obligations hereunder will be conditioned upon (a) the indemnified Party providing the indemnifying Party with written notice describing such indemnification claim (“Claim”) in reasonable detail in light of the circumstances then known and then providing the indemnifying Party with further notices to keep it reasonably informed with respect thereto; provided however, that failure of the indemnified Party to provide such notice or keep the indemnifying Party reasonably informed as provided herein will not relieve the indemnifying Party of its obligations hereunder except to the extent, if any, that the indemnified Party is materially prejudiced thereby, (b) the indemnifying Party being entitled to participate in such Claim and assume the defense thereof with counsel reasonably satisfactory to the indemnified Party, at the indemnifying Party’s sole expense, and (c) the indemnified Party reasonably cooperating with the indemnifying Party, at the indemnifying Party’s sole cost and expense, in the defense of any Claim. The indemnifying Party will not accept any settlement that places restrictions on any indemnified Party or requires any payment by any indemnified Party and, further, will not accept any settlement unless the settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a full and unconditional release of the indemnified Parties, from all liability with respect to the matters that are subject to such Claim, without the indemnified Party’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned. The indemnified Party may participate in the defense of any claim with counsel reasonably acceptable to the indemnifying Party, at the indemnified Party’s own expense.

10.4.                     With the exception of any claims of fraud which are proven and upon which a judgment entered in the involved proceeding will be expressly based, the Parties acknowledge and agree that the provisions of ARTICLE 10 will be the exclusive remedy for all claims relating to this Agreement, including the negotiation or performance hereof.

10.5.                     EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SERVICE PROVIDER MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT.

ARTICLE 11
LIMITATION OF LIABILITY, DISCLAIMER OF CONSEQUENTIAL DAMAGES AND CAP ON LIABILITY

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, AND EXCEPT FOR CLAIMS PURSUANT TO ARTICLE 10 AND IN CIRCUMSTANCES WHERE AWARDED TO A THIRD PARTY, (A) NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY LOST PROFITS OR OTHER SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, ARISING FROM THE PERFORMANCE OF, OR RELATING TO, THIS AGREEMENT REGARDLESS OF WHETHER SUCH PARTY HAS BEEN NOTIFIED OF THE POSSIBILITY OF, OR THE FORESEEABILITY OF, SUCH DAMAGES; AND (B) EACH PARTY’S LIABILITY FOR DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OR NEGOTIATION HEREOF WILL

NOT EXCEED THE AMOUNT OF THE FEES PAID (OR PAYABLE) BY SERVICE RECIPIENT TO SERVICE PROVIDER UNDER THE APPLICABLE TRANSITION SERVICES SCHEDULE FROM WHICH SUCH CLAIM ARISES.

ARTICLE 12
FORCE MAJEURE

Each Party will be excused for any failure or delay in performing any of its obligations under this Agreement, other than the obligations of Service Recipient to make payments to Service Provider for Services already rendered, if such failure or delay is caused by any act of God, any accident, explosion, fire, act of terrorism, storm, earthquake, flood or any other circumstance or event outside of such Party’s reasonable control.

ARTICLE 13
MISCELLANEOUS

13.1.                     Records. Service Provider shall maintain accurate records arising from or related to any Services provided hereunder, including accounting records and documentation produced in connection with the rendering of any Service, substantially consistent with Service Provider’s past practices for similar services provided for its own account.

13.2.                     Inspection Rights. During the Term and for ninety (90) days thereafter, Service Provider shall, upon reasonable prior written notice from Service Recipient, permit Service Recipient, or its designated representatives, to inspect and audit Service Provider’s records relating to the Services during regular business hours, with the right to make any copies, for the sole purpose of verifying the amount charged by Service Provider for provision of the Services; provided, that Service Recipient shall comply with Service Provider’s reasonable security and safety procedures as such procedures are communicated to Service Recipient.

13.3.                     SDEA.  Within 30 days after the Execution Date but in no event later than the day on which the first Business Permit (i.e., relevant product registration) in respect of any Product will be effectively transferred from the relevant Selling Person to Purchaser in accordance with the Asset Purchase Agreement, the Service Provider (or its relevant Affiliate) and the Service Recipient shall in good faith negotiate and agree in writing a Safety Data and Exchange Agreement (“SDEA”).  Such SDEA shall be on terms and conditions customary for similar transactions, and shall govern the transition of pharmacovigilance activities from the relevant Selling Person (and/or its Affiliates) to the Purchaser and the transfer of the safety database at a mutually agreed date.  The SDEA shall enable worldwide safety surveillance and risk management and allow each Party to comply with its legal and regulatory obligations as legal manufacturer or holder of the relevant Business Permit (i.e., relevant product registration).  The SDEA will be signed by authorized departments of the Parties and shall be considered part of this Agreement, provided however that it can be amended separately without the need to amend this Agreement as a whole.

13.4.                     Interpretation. Except as otherwise explicitly specified to the contrary, (a) references to a section, exhibit or schedule means a section of, or schedule or exhibit to this Agreement, unless another agreement is specified, (b) the word “including” (in its various forms) means “including without limitation,” (c) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively, (e) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement, (f) unless otherwise specified “$” is in reference to United States dollars, and (g) the headings contained in this Agreement, in any exhibit or schedule to this Agreement and in the table of contents to this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

13.5.                     Entire Agreement. This Agreement together with the Asset Purchase Agreement and the other Ancillary Agreements, constitutes the entire agreement between and among the Parties with regard to the subject matter of this Agreement, and supersedes all prior agreements and understandings with regard to such subject matter. Except for the Confidentiality Agreement, there are now no agreements, representations or warranties between or among the Parties other than those set forth in the Agreement, the Asset Purchase Agreement or the Ancillary Agreements.

13.6.                     Amendment, Waivers and Consents. This Agreement may not be changed or modified, in whole or in part, except by supplemental agreement or amendment signed by the Parties. Any Party may waive compliance by any other Party with any of the covenants or conditions of this Agreement, but no waiver will be binding unless executed in writing by the Party making the waiver. No waiver of any provision of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. Any consent under this Agreement must be in writing and will be effective only to the extent specifically set forth in such writing.

13.7.                     Successors and Assigns. This Agreement will bind and inure to the benefit of the Parties and their respective successors and permitted assigns, provided, however, that no Party may assign any right or obligation hereunder without the prior written consent of all other Parties.

13.8.                     Governing Law. The rights and obligations of the Parties will be governed by, and this Agreement will be interpreted, construed and enforced in accordance with, the laws of the State of New York, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.

13.9.                     Jurisdiction; Waiver of Jury Trial.

13.9.1.           Any judicial proceeding brought against any Party or any dispute arising out of this Agreement or related to this Agreement, or the negotiation or performance hereof, must be brought in the courts of the State of New York, or in the U.S. District Court for the State of New York, and, by execution and delivery of this Agreement, each of the Parties accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.  The consents to jurisdiction in this Section 13.9.1 will not constitute general consents to service of process in the State of New York for any purpose except as provided in this Section 13.9.1 and will not be deemed to confer rights on any Person other than the Parties. Service of any process, summons, notice or document by U.S. mail to a Party’s address for notice provided in or in accordance with Section 13.12 will be effective service of process for any action, suit or proceeding in the State of New York with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 13.9.1.

13.9.2.           TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND SUCH PROCEEDINGS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

13.10.    Rules of Construction. The Parties acknowledge that each Party has read and negotiated the language used in this Agreement. Because all Parties participated in negotiating and drafting this Agreement, no rule of construction will apply to this Agreement which construes ambiguous language in favor of or against any Party by reason of that Party’s role in drafting this Agreement.

13.11.    Severability. If any provision of this Agreement, as applied to either Party or to any circumstance, is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

13.12.    Notices. Any notice required or permitted to be given hereunder must be provided in writing and (a) delivered in person or by express delivery or courier service, (b) sent by facsimile, or (c) deposited in the mail registered or certified first class, postage prepaid and return receipt requested (provided that any notice given pursuant to subsection (b) of this Section 13.12 is also confirmed by the means described in subsections (a) or (c) of this Section 13.12) to such address or facsimile of the Party set forth in this Section 13.12 or to such other place or places as such Party from time to time may designate in writing in compliance with the terms of this Section 13.12. Each notice will be deemed given when so delivered personally, or sent by facsimile transmission, or, if sent by express delivery or courier service, one Business Day after being sent, or if mailed, five Business Days after the date of deposit in the mail. A notice of change of address or facsimile number will be effective only when done in accordance with this Section 13.12.

(i)	To Service Recipient at:

Aastrom Biosciences, Inc.
Domino’s Farms, Lobby K
24 Frank Lloyd Wright Drive
Ann Arbor, MI 48105

	Attention:	Nick Colangelo
	Fax:	1-734-665-0485
	Phone:	1-734-418-4400

with a copy to:

Goodwin Procter LLP
53 State Street
Exchange Place
Boston, MA 02109

	Attention:	Mitchell S. Bloom, Esq.
Danielle Lauzon, Esq.
	Fax:	1-617-523-1231
	Phone:	1-617-570-1000

(ii)	To Service Provider at:

Genzyme Corporation
55 Cambridge Parkway
Cambridge, MA 02142

	Attention:	Head of Biosurgery Global GSU
	Facsimile:	1-617-761-8918

with a copy to:

Sanofi
54, rue la Boétie
75008 Paris
France

	Attention:	General Counsel

Facsimile:	33-1-5377-4303

and

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600

Attention:	Christopher Comeau
Facsimile:	1-617-235-0566

13.13.    Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any Third Party to any Party, nor will any provision give any Third Party any right of subrogation or action over or against any Party.

13.14.    Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile copies or by electronic scan copies delivered by email, each of which will be deemed an original, with the same effect as if the signatures were upon the same instrument.

13.15.    Confidentiality.

13.15.1.    Neither Party shall possess any interest, title, lien or right in any Confidential Information of the other Party that is exchanged pursuant to or in connection with the terms of this Agreement.  Each Party agrees not to (i) disclose the Confidential Information of the other Party to any third party or (ii) use the Confidential Information of the other Party except as necessary to perform its obligations under this Agreement, in either case without the express prior written consent of the other Party, and each Party shall be responsible for any breaches of this Section 13.15 by its directors, officers, employees, representatives (including financial advisors, attorneys and accountants) or agents (collectively, the “Representatives”).

13.15.2.    The term “Confidential Information” will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by the Party or such Party’s Representatives receiving the Confidential Information in violation of this Agreement; (ii) is or becomes available on a non-confidential basis from a third-party source (other than the party providing, directly or indirectly, its Confidential Information), which, to the best of the knowledge of the Party receiving Confidential Information after due inquiry, is not prohibited from disclosing such information to it by a legal, contractual or fiduciary obligation to the party providing the Confidential Information; or (iii) was independently developed or learned by a party without the use or reference to the other Party’s Confidential Information.

13.15.3.    Upon or after the termination or expiration of this Agreement pursuant to Section 4.1 and upon the relevant disclosing Party’s written request, the applicable receiving Party shall within thirty (30) business days of such request destroy all copies of such disclosing Party’s Confidential Information in its possession or in the possession of any of its Representatives. Notwithstanding the foregoing, the receiving Party of such Confidential Information shall be permitted, subject to its continued compliance with the confidentiality and restricted-use obligations specified in this Agreement, (i) to retain all or any portion of such Confidential Information to the extent necessary for the purposes of maintaning its legal file and using the same to defend against any claims or actions threatened or instituted involving such Confidential Information, and (ii) entitled to retain copies of any computer records and files containing such Confidential Information which have been created pursuant to its automatic electronic archiving and back up procedures. If so requested by the relevant disclosing Party, the receiving Party shall confirm in writing that its undertakings relating to the destruction of any such Confidential Information have been complied with.

13.15.4.    Notwithstanding the other provisions of this Section 13.15 either Party may disclose any Confidential Information of the other Party to the extent required by applicable Legal Requirements, The Nasdaq Stock Market, GAAP or IFRS or any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the Services; provided that any Party that is requested pursuant to, or required by, applicable Legal Requirements, The Nasdaq Stock Market, GAAP or IFRS to disclose any Confidential Information, shall provide the other Party with reasonable prior written notice of such requests or requirement and a reasonable opportunity is afforded to contest the same.

13.15.5.    This Section 13.15, and all rights and obligations hereunder, shall expire three (3) years following the later of (i) the expiration or termination of this Agreement in accordance with its terms and (ii) the delivery to Aastrom by Sanofi, Service Provider or any of their Affiliates of historical safety data and applicable research and development data.  Nothing in this Section 13.15 shall be deemed to limit any rights of Sanofi or Aastrom set forth in the Asset Purchase Agreement.

(The remainder of this page has been intentionally left blank.)

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by their respective officers thereunto duly authorized all as of the Execution Date.

AASTROM BIOSCIENCES, INC.

By:	/s/ Dominick C. Colangelo
Name:	Dominick C. Colangelo
Title:	President and CEO

GENZYME CORPORATION

By:	/s/ Jerome Delpech
Name:	Jerome Delpech
Title:	Attorney-in-Fact

Signature Page to Transition Services Agreement

FIRST AMENDMENT TO TRANSITION SERVICES AGREEMENT
This first Amendment effective as of the date last signed by both parties (“First Amendment”) by and between Genzyme Corporation, a Massachusetts corporation (“Services Provider”), and Aastrom Biosciences Inc., a Michigan corporation (“Service Recipient”).
WHEREAS, effective as of May 30, 2014, Service Provider and Service Recipient entered into a Transition Services Agreement (the “Agreement”) relative to certain services to be performed by Service Provider.
NOW, THEREFORE, in consideration of the above-recitals, the mutual benefits to be derived by the parties, and other good and valuable consideration, the receipt and satisfaction of which are acknowledged, Service Provider and Service Recipient agree to amend the Agreement as follows:

(1)	The Service description in Line item #4, Section 6 (Commercial) of Schedule 1 of the Agreement is deleted and replaced with the following

Services
Service Provider will provide Service Recipient support for ASP reporting as follows:
●    Service Recipient shall provide the wholesale acquisition cost for Carticel in effect during the quarter.
●    Service Recipient shall provide any changes to the Carticel NDC.
●    Service Recipient shall provide all relevant data required for the calculation of ASP no fewer than fifteen (15) business days prior to the ASP quarterly submission deadline established by CMS. The relevant data must be accurate and complete, may be provided in electronic format, and shall include, but is not limited to, gross units, gross sales, on invoice discounts and all price concessions such as off invoice discounts, rebates, volume rebates, market share rebates, bundled sales, prompt pay discounts, free goods that are contingent on any purchase requirement, and fees for data or services that do not meet the definition of bona fide service fees and have been paid during the quarter. This data shall also include customer name, amount of payment, date paid, class of trade, description of price concessions and any other reasonable information that Service Provider would need in calculating the ASP. Service Recipient shall respond to any questions from Service Provider about the data within one (1) business day and shall provide additional information as requested in a timely manner.
●    Based on data provided by Service Recipient and/or made available to Service Provider by Service Recipient as described above, Service Provider will calculate the ASP prices for Carticel and provide Service Recipient the ASP calculations no fewer than six (6) business days prior to the ASP quarterly submission deadline.
●    Service Recipient will promptly review, validate, sign and provide appropriate certification for the report. Service Recipient shall submit the quarterly report to CMS prior to the CMS established deadline for each quarter.
●    Service Provider will provide general advice on reporting requirements and process as necessary to assist Service Recipient in fulfilling the task specified in the above mentioned bullets.

This First Amendment will terminate in accordance with the terms set forth in the Agreement.
Except as set forth in this First Amendment, the terms of the Agreement shall remain in full force and effect; provided however, that in the event of a conflict between a term contained in this First Amendment and a term contained in the Agreement, the term contained in this First Amendment shall prevail.
IN WITNESS WHEREOF, Service Provider and Service Recipient have caused this First Amendment to the Agreement to be executed by their duly authorized representatives as of the date first above written.

GENZYME CORPORATION	AASTROM BIOSERVICES, INC

Signature: /s/ Steve Couldwell	Signature: /s/ Daniel R. Orlando

Name: Steve Couldwell	Name: Daniel R. Orlando

Title: VP / GM	Title:COO

Date: July 30, 2009	Date:7.29.14

2

SECOND AMENDMENT TO TRANSITION SERVICES AGREEMENT
This second Amendment effective as of the date last signed by both parties (“Second Amendment”) is by and between Genzyme Corporation, a Massachusetts corporation (“Services Provider”), and Aastrom Biosciences Inc., a Michigan corporation (“Service Recipient”), (collectively, the “Parties”).
WHEREAS, effective as of May 30, 2014, Service Provider and Service Recipient entered into a Transition Services Agreement (the “Agreement”) which described transition services that Service Provider agreed to provide to Service Recipient in support of the sale of three (3) products (Carticel, Epicel and Matrix Applied Characterized Autologous Cultured Chondrocytes [MACI]) to Service Recipient (the terms of the sale are memorialized in a separate Asset Purchase Agreement).
WHEREAS, the Agreement described certain services related to MACI which Service Provider agreed to provide until the transfer date of the MACI European centralized Marketing Authorization (the “MA”) (originally anticipated to occur no later than November 30, 2014).
WHEREAS, Service Recipient subsequently made a business decision to no longer manufacture MACI from the Kastrup manufacturing site in Denmark as of August 22, 2014 (“Site Closure Date”).
WHEREAS, the Parties have been informed by the European Medicines Agency (EMA) that (i) the manufacturing site closure will result in a suspension of the MA once the EMA is notified of the closure and (ii) Service Provider will not be able to transfer the MA to Service Recipient while the license is in a suspended status.
WHEREAS, the EMA has informed the Parties that if the MA transfer application can be completed and submitted to the agency by August 11, 2014, the agency will expedite the review and approval of the transfer application to facilitate a transfer of the marketing authorization on or prior to the Site Closure Date and the corresponding suspension.
WHEREAS, in light of the EMA’s notification, the Parties agree that it is in their best interests to accelerate the marketing authorization transfer for MACI and complete such transfer prior to the Site Closure Date.
WHEREAS, Service Recipient lacks certain capabilities to allow Service Recipient to fulfill all the regulatory responsibilities of a holder of a suspended European centralized marketing authorization and for that purpose, has asked Service Provider to provide certain services beyond the MACI marketing authorization transfer date in order to provide Service Recipient an additional time period to contract with a third party vendor (CRO) to assume these functions (anticipated to occur by November 30, 2014).
WHEREAS, Service Provider has agreed to provide these services, subject to certain dependencies and limitations specified in this Second Amendment.
NOW, THEREFORE, in consideration of the above-recitals, the mutual benefits to be derived by the parties, and other good and valuable consideration, the receipt and satisfaction of which are acknowledged, Service Provider and Service Recipient agree to amend the Agreement as follows:

(1)	Unless otherwise specified herein, the scope of the activities and services outlined in this Second Amendment are limited to MACI only,

(2)	Section 1 of Schedule 1 entitled “Regulatory and Pharmacovigilance” shall be renamed “Regulatory and Pharmacovigilance Activities for Epicel and Carticel”

(3)	Row #7 and Row #8 of Section 1 of Schedule 1 shall be deleted

(4)	A new Section 1A is hereby created as follows:
Section 1A
REGULATORY and PHARMACOVIGILANCE ACTIVITIES FOR MACI
Provided the European marketing authorization transfer for MACI is completed prior to the license suspension, and except as otherwise noted below, Service Provider shall perform the following services up until November 30, 2014. For the avoidance of doubt and except as otherwise noted below, the provision of services by Service Provider after November 30, 2014 is subject to the execution of a separate amendment hereto.

#	Function	Region	Title	TSA Scope	Duration (Months)	Billing/ Fee
1	Regulatory	EU	Label Support
Without prejudice to section 7.14 of the Asset Purchase Agreement, Service Provider will provide labeling support and provide labels until Service Recipient becomes the MA holder for MACI. Once Service Recipient becomes the MA holder for MACI, all labels will be in Service Recipient’s name and no labeling support will be provided
Until Service Recipient becomes marketing authorization holder
2	Regulatory	EU	EMA Point of Contact
Service Provider will remain point of contact until Service Recipient becomes the MA holder for MACI. Thereafter, Service Recipient will assume the obligation of providing a point of contact to the EMA
Until Service Recipient becomes marketing authorization holder
3	Regulatory	EU	Submission to the Health Authorities
Except with respect to the aggregate and individual case report submissions which are detailed in row #5 below, Service Provider, working with Service Recipient, will make all EMA and EU national health authorities’ submissions relating to the MA for MACI until Service Recipient becomes the MA holder. Thereafter, Service Recipient will take on this responsibility.
Until Service Recipient becomes marketing authorization holder
4	Regulatory / Safety	EU	QPPV Role	Service Provider will provide a qualified person to act as QPPV for MACI until the earlier of (i) the date Service Recipient has a qualified QPPV in place or (ii) November 30, 2014	See TSA Scope

5	Regulatory / Safety	EU	Safety Requirements
Service Provider will provide the following support to Service Recipient until the earlier of (i) the date Service Recipient acquires the capability to support these activities or (ii) November 30, 2014 (unless otherwise specified below):
● Maintaining oversight on the product safety which includes ongoing medical assessment and monitoring of cumulative product safety data (all sources), signal detection on single case and aggregate data level, support to Service Recipient on their signal management responsibilities and the following tasks:
o Safety monitoring of ongoing safety study (SUMMIT Extension Trial only) for as long as Service Provider or its affiliate remains the sponsor of the study
o Preparation of DSURs for as long as Service Provider or its affiliate remains the sponsor of the study, and (iii) Semi-annual safety report up through data lock (December 27, 2014)
o Collection and documentation of Pharmacovigliance (PV) data
   ■ Scientific and medical literature screening
   ■ Reconciliation of exchange of cases in collaboration with Service Recipient
o Maintenance of the Global PV Database which includes individual case safety report processing in this database
● Providing advice to Service Recipient to assist it in its management of emerging safety issues, alerts, crises, or regulatory actions for safety reasons
● Providing advice to Service Recipient with respect to its pharmacovigilance related responses to health authority request
● Submitting individual case safety reports to the competent health authorities, as appropriate
● Preparing and submitting safety reports (PBRER), for the reference period covering 28Dec2013 through 27Jun2014, (due date 05Sep2014)
● Monitoring compliance with expedited and periodic reporting to the competent health authorities
● Assisting Service Recipient with proposed updates to the risk management plan as needed for Service Recipient’s submission to the competent authorities
● Operating and maintaining Service Provider’s Pharmacovigilance Systems in support of Service Recipient’s marketing authorization until the earlier of (i) the date when Service Recipient acquires and implements a PV system capable of fulfilling this role or (ii) November 30, 2014.
● Providing Service Provider’s Summary PHARMACOVIGILANCE SYSTEM MASTER FILE (Summary PSMF), to competent authorities, upon the authorities’ request, to document the pharmacovigilance system supporting MACI until November 30, 2014 at the latest
● Providing pharmacovigilance Source Document Retention a Supporting Service Recipient with the management of issues related to any pharmacovigilance inspection by competent health authorities
● Assisting Service Recipient with covering the relevant Post Approval Commitments under the MACI RMP
● Assisting Service Recipient with the transfer of pharmacovigilance related information, including the safety database transfer, to the CRO who will take over the PV activities. The Parties agree to negotiate in good faith a Safety Data Exchange Agreement (SDEA) consistent with the relevant elements described in Sections 1 and 1A of the Agreement, (5) Section 2 of Schedule 1 entitled “Medical Affairs and Medical Information” is deleted and replaced with the following

(5) Section 2 of Schedule 1 entitled “Medical Affairs and Medical Information” is deleted and replaced with the following
SECTION 2
MEDICAL AFFAIRS AND MEDICAL INFORMATION

#	Function	Region	Title	Service	Term Months	Billing/ Fee
1	Clinical/ Med Affairs	EU	Pediatric Investigation Study (PIP)	Service Provider will collaborate with Service Recipient in completing the PIP change of ownership document	Until the earlier of Service Recipient becoming MAH for MACI or November 30, 2014.
2	Medical Affairs	Global	Medical writing and publication management	Service Provider will continue to provide publication monitoring and surveillance activities in support of periodic safety reports with Service Recipient’s vendor of choice provided Service Recipient ensures such vendor reasonably cooperates with Service Provider	6
3	Medical Affairs	US	Promotional material review ERC/ePML/ 4M	Service Provider will have final approval authority of promotional materials and medical communications following Service Recipient review until license transfer	Until the earlier of Service Recipient becoming MAH for Carticel and Epicel or November 30, 2014.
4	Medical Affairs	EU	EU Promotional material review ERC/ePME/4 M	Service Provider will have final approval authority of promotional materials and medical communications related to MACI following Service Recipient review	Until the earlier of Service Recipient becoming MAH for MACI or November 30, 2014
5	Clinical, Medical Affairs, Program Management	US	SUMMIT Extension Trial	Service Provider will continue to support SUMMIT Extension trials until final (5 year) database lock	12
6	Clinical, Medical Affairs, Program Management	EU	EU SUMMIT Extension Trial	Service Provider will continue to meet obligations as sponsor (including associated expenses) of the SUMMIT Extension Trials until final database lock	12 (Projected Date June 2015)
7	Medical Affairs	Global/ US	Publication Compliance	Service Provider will continue to provide support for all publication compliance review through the CLEAR system	6
8	Medical Affairs	EU	Publication Compliance	Service Provider shall continue to provide support for all publication compliance review through the CLEAR system	Until the earlier of Service Recipient becoming MATI for MACI or November 30, 2014

9	Medical Affairs & Market Access	EU	MTA support	Service Provider will provide guidance on the process and data needed for the submission from personnel not transferring to Service Recipient. Service Recipient (or designated vendor) will develop and approve the full submission for NICE Note: MACI is to be included in a Multiple Technology Assessment (MTA) on Autologous chondrocyte implantation being performed by NICE	3
10	Medical Affairs	Global	Scientific Review Committee
Service Provider will continue to review and approve all post-marketing clinical trials according to current SOPs. Service Recipient will approve and fund or reject the Service Provider approved post-marketing clinical trials.
					Until the earlier of Service Recipient becoming MAH for MACI or until November 30, 2014
11	Medical Affairs	Global/ US	Medical and Educational Grants and IITs	Service Provider may be asked to provide input for background or advice. Service Recipient will review and decide on all grant and I1T requests received alter the closure with advice or input from Service Provider as needed.	3
12	Medical Affairs	US	Medical Information Services support	Service Provider to provide Medical Information Services (MIS) support to Service Recipient Service Provider to provide U.S. standard response documents and top inquiries training to Service Recipient Service Provider will assist Service Recipient with Voice Services in modifying telephony issues and transfer capabilities	6
13	Clinical and Medical Affairs	US	Medical Support	Service Provider shall, upon request, provide expert medical opinion and consultation regarding Carticel and Epicel; such expert opinion will only be informative and without any liability on the Service Provider’s or Service Provider Personnel’s side.	12
14	Medical Affairs	US/EU	Medical Affairs Point of Contact	Service Provider will make available to Service Recipient a point of contact to facilitate the provision of services described in this Section 2. Unless and until Service Provider indicates otherwise, the medical point of contact will be Richard Toselli.	6
15	Clinical and Medical Affairs	EU	Medical Support
Service Provider shall, upon request, provide medical opinion and consultation regarding MACI. Such expert opinion will only be informative and without any liability on the Service Provider or Service Provider’s personnel
					Up until November 30, 2014

*     *     *

The rights and obligations of the Parties or any dispute arising out of this Second Amendment will be interpreted, construed and enforced in accordance with the laws of the State of New York, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.
This Second Amendment will terminate in accordance with the terms set forth in the Agreement.
Except as set forth in this Second Amendment, the terms of the Agreement (including but not limited to the Sections of Schedule 1 which are not amended in this Second Amendment) shall remain in full force and effect; provided however, that in the event of a conflict between a term contained in this Second Amendment and a term contained in the Agreement, the term contained in this Second Amendment shall prevail.
IN WITNESS WHEREOF, Service Provider and Service Recipient have caused this Second Amendment to the Agreement to be executed by their duly authorized representatives as of the date first above written.

GENZYME CORPORATION	AASTROM BIOSERVICES, INC

Signature: /s/ Steve Couldwell	Signature: /s/ Daniel Orlando

Name: Steve Couldwell	Name: Daniel Orlando

Title: GM Biosurgery	Title: COO

Date: Aug - 6 - 2014	Date: Aug - 6 - 2014

THIRD AMENDMENT TO TRANSITION SERVICES AGREEMENT
This third Amendment effective as of the date last signed by both parties (“Third Amendment”) is by and between Genzyme Corporation, a Massachusetts corporation (“Service Provider”), and Vericel Corporation, formerly known as Aastrom Biosciences Inc., a Michigan corporation (“Service Recipient”), (collectively, the “Parties”).
WHEREAS, effective as of May 30, 2014, Service Provider and Service Recipient entered into that certain Transition Services Agreement, as amended from time to time (collectively, the “Agreement”) which described transition services that Service Provider agreed to provide to Service Recipient in support of the sale of three (3) products (Carticel, Epicel and Matrix Applied Characterized Autologous Cultured Chondrocytes (MACI)) to Service Recipient (the terms of the sale are memorialized in a separate Asset Purchase Agreement), including without limitation Service Provider’s agreement to remain the named sponsor for the matrix applied characterized autologous cultured chondrocytes) clinical study entitled SUMMIT Extension Trial (Extension Study for Participants of Previous Study (MACI00206) of MACI Implant for the Treatment of Symptomatic Articular Cartilage Defects of the Femoral Condyle (MACI00809) (the “MACI00809 Study”);
WHEREAS, as sponsor of the MACI00809 Study, Service Provider has certain legal and regulatory obligations regarding the conduct of the MACI00809 Study, and Service Provider has the obligation under the Agreement to continue to support the MACI00809 Study trials until final (5 year) database lock;
WHEREAS, Service Recipient, as the sole owner of the MACI product, is responsible for the conduct and oversight of the MACI0809 Publication Steering Committee comprised of three of the MACI0809 Investigators, and the validity and completion of the MACI00809 Study Clinical Study Report; and
WHEREAS, the Parties agree that Service Recipient should be provided a limited right to observe Service Provider’s conduct of the MACI00809 Study in advance of its undertaking the MACI00809 Study Clinical Study Report at the conclusion of the study;
NOW, THEREFORE, in consideration of the above-recitals, the mutual benefits to be derived by the parties, and other good and valuable consideration, the receipt and satisfaction of which are acknowledged, Service Provider and Service Recipient agree to amend the Agreement as follows:

1.
Observational Seat. Service Provider hereby invites Service Recipient’s employee, Ann Remmers, Ph.D., Senior Clinical Scientist (the “Observer”), to attend, strictly in an observer role, the clinical study team status meetings for MACI00809 Study, as well as investigator meetings for MACI00809 Study. Service Recipient expressly agrees that the Observer will only observe at any meeting which the Observer attends, and will not disrupt such meetings, and that any information learned at such meetings will be kept confidential (“Observed Information”). Service Recipient hereby agrees to enforce Observer’s obligations hereunder.

2.
Service Provider Contact and Support. Service Provider hereby designates Geary MacQuiddy, Associate Director, Program Management (the “Service Provider Contact”) to address the Observer’s reasonable questions in a commercially reasonable timely manner. Service Recipient hereby agrees to direct its reasonable questions regarding the MACI00809 Study to Service Provider Contact. Additionally, Service Provider hereby agrees to share with Service Recipient certain clinical study oversight documents for the MACI00809 Study including: Monitoring plan, Safety/Medical Monitoring plan, Sponsor Oversight plan, Data management plan, Quality plan/ Internal audit plan (including related certificates), Trial Master File plan, Operational Procedural Manual, Debarment statement and Publication Policy (collectively, the “Study Oversight Documents”)

3.
Confidentiality. Service Recipient agrees that the Study Oversight Documents and Observed Information constitute Service Provider Confidential Information, provided, however, that after the database lock of the MACI00809 Study, Study Oversight Documents and any Observed Information that is reduced to records transferred to Service Recipient upon the end of the MACI00809 Study shall no longer be Service Provider Confidential Information, and shall constitute Service Recipient Confidential Information.

*    *    *

The rights and obligations of the Parties or any dispute arising out of this Third Amendment will be interpreted, construed and enforced in accordance with the laws of the State of New York, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.
This Third Amendment will terminate in accordance with the terms set forth in the Agreement.
Except as set forth in this Third Amendment, the terms of the Agreement (including but not limited to the Sections of Schedule 1 which are not amended in this Third Amendment) shall remain in full force and effect; provided however, that in the event of a conflict between a term contained in this Third Amendment and a term contained in the Agreement, the term contained in this Third Amendment shall prevail.
[Signature Page Immediately Follows.]

IN WITNESS WHEREOF, Service Provider and Service Recipient have caused this Third Amendment to the Agreement to be executed by their duly authorized representatives as of the date first above written.

GENZYME CORPORATION	VERICEL CORPORATION

Signature: /s/ Steve Couldwell	Signature:

Name: Steve Couldwell	Name: Dominick Colangelo

Title: General Manager Biosurgery	Title: Chief Executive Officer

Date: 1 - Mar - 2015	Date: 2/23/2015

FOURTH AMENDMENT TO TRANSITION SERVICES AGREEMENT
This fourth Amendment (the “Fourth Amendment”), effective as of the date last signed by both parties (the “Effective Date”) is by and between Genzyme Corporation, a Massachusetts corporation (“Service Provider”), and Vericel Corporation, formerly known as Aastrom Biosciences Inc., a Michigan corporation (“Service Recipient”), (collectively, the “Parties”).
WHEREAS, effective as of May 30, 2014, Service Provider and Service Recipient entered into that certain Transition Services Agreement, as amended from time to time (collectively, the “Agreement”) which described transition services that Service Provider agreed to provide to Service Recipient in support of the sale of three (3) products (Carticel, Epicel and Matrix Applied Characterized Autologous Cultured Chondrocytes [MACI]) to Service Recipient (the terms of the sale are memorialized in a separate Asset Purchase Agreement);
WHEREAS, Service Recipient may contract out certain tasks in order to receive Services by Service Provider, including but not limited to the transfer of data from Service Provider to Service Recipient, and, on occasion, those contractors may assign certain responsibilities to subcontractors;
WHEREAS, the Parties acknowledge that certain of the Services require access to Service Provider systems and Service Provider Confidential Information; and
WHEREAS, the Parties wish to clarify the Parties’ obligations regarding Confidential Information and to extend Service Recipient’s indemnification obligation to include subcontractors;
NOW, THEREFORE, in consideration of the above-recitals, the mutual benefits to be derived by the parties, and other good and valuable consideration, the receipt and satisfaction of which are acknowledged, Service Provider and Service Recipient agree to amend the Agreement as follows:

1.	Section 8.2. The first sentence of Section 8.2 is hereby stricken and replaced in its entirety by the following sentence:
“(A) Neither the execution of this Agreement, nor performance of Services by the Service Provider and/or any of its Affiliates shall cause the Service Recipient and/or any of its Affiliates or any person or entity employed by the Service Recipient and/or any of its Affiliates or engaged by the Service Recipient and/or any of its Affiliates (a “Contractor”), or any person or entity subcontracted to by any Contractor, including Transferred Employees (collectively “Service Recipient Personnel”) to be or to be construed to be an agent, employee or legal representative of the Service Provider and/or any of its Affiliates for any purpose whatsoever.”

2.	Section 10.1. The first sentence of Section 10.1 is hereby stricken and replaced in its entirety by the following sentence:

“Service Recipient will indemnify, defend and hold harmless Service Provider and its officers, directors, agents, employees and Affiliates, from and against any and all Damages, including reasonable attorney’s fees (collectively, “Losses”) arising out of, relating to or resulting from (a) Service Recipient’s material breach of this Agreement, (b) Service Recipient’s gross negligence or willful misconduct in connection with its receipt of the Services or Additional Services pursuant to this Agreement, (c) Service Recipient Personnel’s misuse of any of Service Provider’s systems or Services, (d) Service Recipient Personnel’s disclosure or misuse of any of Service Provider’s Confidential Information, (e) Service Recipient Personnel’s willful misconduct in connection with the use of Service Provider’s systems or Services or Confidential Information, or (f) Service Provider’s provision of Services or Additional Services pursuant to and in accordance with this Agreement, except for those Losses for which Service Provider is obligated to indemnify, defend and hold harmless Service Recipient and its officers, directors, agents, employees and Affiliates pursuant to Section 10.2.”

3.	Section 10.4. The following phrase is hereby appended to the end of the only sentence in this Section:
“provided, however, that without prejudice to any rights to relief it may otherwise have, a Party may be entitled to seek equitable relief including injunction, without having to post a bond, in the event of any misuse or disclosure (except as permitted as set forth in Section 13.15) of the Party’s Confidential Information by the other Party or its (as it respectively applies to the Party) Service Recipient Personnel or Service Provider Personnel.”

4.	Section 13.15.1. The following sentence is hereby appended to the end of Section 13.15.1:
“For purposes of clarity, without limitation, Representatives also include any Contractors and any subcontractors of Contractors, representatives, and/or agents.”
*    *    *
The rights and obligations of the Parties or any dispute arising out of this Fourth Amendment will be interpreted, construed and enforced in accordance with the laws of the State of New York, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.
This Fourth Amendment will terminate in accordance with the terms set forth in the Agreement.
Except as set forth in this Fourth Amendment, the terms of the Agreement shall remain in full force and effect; provided however, that in the event of a conflict between a term contained in this Fourth Amendment and a term contained in the Agreement, the term contained in this Fourth Amendment shall prevail.

IN WITNESS WHEREOF, Service Provider and Service Recipient have caused this Fourth Amendment to the Agreement to be executed by their duly authorized representatives as of the Effective Date.

GENZYME CORPORATION	VERICEL CORPORATION

Signature: /s/ Steve Couldwell	Signature: /s/ Dominick Colangelo

Name: Steve Couldwell	Name: Dominick Colangelo

Title: VP Biosurgery	Title: Chief Executive Officer

Date: 4 - May - 2015	Date: 4/27/15

FIFTH AMENDMENT TO TRANSITION SERVICES AGREEMENT

This Fifth Amendment (the “Fifth Amendment”), effective as of the date last signed by both parties (the “Amendment Effective Date”) is by and between Genzyme Corporation, a Massachusetts corporation (“Service Provider”), and Vericel Corporation, formerly known as Aastrom Biosciences Inc., a Michigan corporation (“Service Recipient” or “Vericel”) (collectively, the “Parties”).

WHEREAS, effective as of May 30, 2014, Service Provider and Service Recipient entered into that certain Transition Services Agreement, as amended from time to time (collectively, the “Agreement”) which described transition services that Service Provider agreed to provide to Service Recipient in support of the sale of three (3) products (Carticel®, Epicel® and Matrix Applied Characterized Autologous Cultured Chondrocytes (“MACI®”), and collectively the “Products”) to Service Recipient (the terms of the sale are memorialized in a separate Asset Purchase Agreement between Sanofi, a French Société anonyme and Service Provider Affiliate (“Sanofi”) and Vericel, dated as of April 19, 2014 (the “Asset Purchase Agreement”));

WHEREAS, the Agreement expired May 29, 2015;

WHEREAS, certain of the services provided by Service Provider to Service Recipient under the Agreement, including without limitation,

1)	IT services related to data transfer,

2)
Service Provider’s agreement to remain the named sponsor until Database Lock for the MACI clinical study entitled SUMMIT Extension Trial (Extension Study for Participants of Previous Study (MACI00206) of MACI Implant for the Treatment of Symptomatic Articular Cartilage Defects of the Femoral Condyle (MACI00809) (the “MACI00809 Study”), and

3)	Service Provider’s continued support as United States BLA license holder for Carticel until the time that the BLA license transfer to Service Recipient with respect thereto is approved, require additional time and support for wind-down activities;

WHEREAS, Service Provider has agreed to provide these wind-down activities services, subject to certain dependencies and limitations specified in this Fifth Amendment; and

WHEREAS, the Parties wish to clarify certain other Services and transfers of software.

NOW, THEREFORE, in consideration of the above-recitals, the mutual benefits to be derived by the Parties, and other good and valuable consideration, the receipt and satisfaction of which are acknowledged, Service Provider and Service Recipient agree to amend the Agreement as follows:

1.
All capitalized terms not defined herein shall have the same meaning as set forth in the Agreement. For purposes of clarity, the Agreement in certain instances relies on definitions as set forth in the Asset Purchase Agreement, and all capitalized terms defined in neither this Fifth Amendment nor the Agreement shall have the same meaning as set forth in the Asset Purchase Agreement.

2.
The Parties hereby agree that all Services performed between May 29, 2015, and the Amendment Effective Date shall be construed to have been performed pursuant to the terms and conditions of the Agreement.

3.
Section 2.9, Data Hosting Services. The Parties hereby agree that the following Section 2.9, hereby appended to the Agreement, is effective retroactive to the Closing Date as defined in the Asset Purchase Agreement, and that Service Recipient’s obligations of indemnification under the Agreement apply retroactively to that date.

“2.9. Data Hosting Services. As further set forth in Schedule 1, Service Provider, from time to time, may provide data hosting services to Service Recipient, consistent with the following terms:
2.9.1. Definitions. Intentionally consistent with their meanings under EU Directive 95/46/EC - The Data Protection Directive (the “EU Data Directive”), but applicable across all data covered under this Agreement, the following are defined terms:

a)	“Data Controller” shall mean the entity which alone or jointly with others determines the purposes and means of the Processing of Personal Data.

b)	“Data Processor” shall mean an entity which Processes Personal Data on behalf of the Data Controller.

c)
“Personal Data” shall mean all individually directly or indirectly identifiable information created, collected or received pursuant to the Services (as defined in this Agreement) concerning notably research subjects, patients, caregivers, and health care professionals.

d)
“Processing” shall mean any operation or set of operations which is performed upon Personal Data or Other Data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

e)	“Other Data” shall mean all data not governed by the EU Data Directive.

2.9.2    Identification of Parties.

2.9.2.1
EU Data Directive-Governed Information. With respect to such data that is governed by the EU Data Directive, the Parties agree that upon the transfer of the EU marketing authorisation for Matrix Applied Characterized Autologous Cultured Chondrocytes (“MACI”) to Service Recipient on August 26, 2014, as it relates to MACI data,

a)	Service Recipient is the Data Controller under this Agreement; and

b)	Service Provider is a Data Processor under this Agreement.

Service Recipient hereby warrants and represents that there were no Epicel patients subject to the EU Data Directive after the Closing Date.

2.9.2.2
Other Data. The Parties hereby acknowledge that Other Data is not subject to the EU Data Directive, but use terms herein consistent with the EU Data Directive for ease of administration in identifying roles and responsibilities. With respect to Other Data as of the Closing Date, the Parties hereby agree that,

a)	Service Recipient is the Data Controller under this Agreement; and

b)	Service Provider is a Data Processor under this Agreement.

2.9.3    Compliance with Applicable Data Protection Laws

a)
Service Recipient agrees to comply with all applicable data protection laws and covenants not to place Service Provider in violation of applicable data protection laws. In relation to data stored on Service Provider servers since Service Recipient became Data Controller in the applicable jurisdiction, Service Recipient warrants and represents that it has and will apply the applicable data protection laws, and to Service Recipient’s knowledge (in this instance, defined as known or should have known), it has not placed Service Provider in violation of applicable data protection laws.

b)	Service Provider shall act only on instructions of Service Recipient with regard to the Processing of Personal Data or Other Data in accordance with the Agreement.

2.9.4    No use for unrelated purposes
Service Provider agrees that it will use Personal Data and Other Data stored by Service Recipient on Service Provider systems or servers solely for the purposes of this Agreement. Service Provider shall not duplicate or incorporate Personal Data or Other Data into its own records or databases except for purposes of performing the Processing Services under this Agreement or, in the case of Personal Data and Other Data generated prior to the Closing Date, in compliance with Service Provider’s own policies related to data retention. Service Provider represents and warrants that Personal Data and Other Data has been stored and will be stored consistent with the standard by which Service Provider stores its own data.

2.9.5
WAIVER OF LIMITATION OF LIABILITY. WITH RESPECT TO THE OBLIGATIONS OF SERVICE RECIPIENT AS DATA CONTROLLER, EACH PARTY HEREBY WAIVES THE LIMITATION OF LIABILITY SET FORTH IN ARTICLE 11 OF THE AGREEMENT.”

4.	Section 4.1, Term. Section 4.1 is hereby stricken and replaced in its entirety by the following:
“4.1. Term. This Agreement will commence on the Effective Date and remain in effect until December 31, 2015 (the “Term”), unless earlier terminated under this ARTICLE 4.

With respect to each Service, such Service will begin upon the applicable start date set forth in the Transition Services Schedule, unless earlier terminated under this ARTICLE 4. This Agreement may be extended by the Parties in writing, either in whole or with respect to one or more of the Services.”

5.	Section 7.5, Crystal Reports. The following Section 7.5 is hereby appended to the end of Article 7 of the Agreement:

“Section 7.5. Crystal Reports. Service Recipient is responsible for obtaining and maintaining all relevant SAP software licenses required for its lawful use of the Crystal Reports.

7.5.1. Standard Crystal Reports. Under, and subject to, the terms of the Asset Purchase Agreement, three (3) standard Crystal Reports were transferred from Sanofi to Service Recipient, as Standalone Use licenses further subject to the SAP OEM Software Use Rights enGLOBAL.v.7-2015 EULA or its most current form (the “SAP OEM EULA”) pursuant to Section 1.3.2, incorporated herein by reference. For purposes of administration only, the SAP OEM EULA as of the Amendment Effective Date may be found at http://www.sap.com.

7.5.2 Custom Crystal Reports. Service Recipient has requested access to, and Service Provider has agreed to provide such access to, six (6) customized Crystal Report IT Assets that were excluded from Transferred Assets under Section 2.1.3 of the Asset Purchase Agreement (the “Custom Crystal Reports”), as the Custom Crystal Reports were not used or held for use exclusively in the Business. As the Custom Crystal Reports were created by Service Provider for use across Service Provider’s and its Affiliates’ businesses, and Service Provider is not in the business of creating such Custom Crystal Reports, Service Provider hereby grants to Service Recipient a nonexclusive, revocable, nontransferable, perpetual, royalty-free, fully paid-up, worldwide license to use, reproduce, and prepare derivative works of the Custom Crystal Reports to Service Recipient subject to the SAP OEM EULA as a Standalone Use license under Section 1.3.2, and subject to the following conditions:

7.5.2.1. No Warranty. SERVICE PROVIDER MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT.

7.5.2.2. Removal of Marks. Service Recipient is not hereby granted rights to use Service Provider’s or its Affiliate’s Marks, including its company name. Therefore, Service Recipient hereby agrees to remove any and all Service Provider and/or Service Provider Affiliate marks from the Custom Crystal Reports prior to their use.

7.5.2.3. Revocability. This license grant is revocable in the instance where license transfer is not permitted under the SAP OEM EULA in its current form. Further, this license grant is revocable at the request of SAP or the then-current Crystal Reports owner, or Sparta Systems, the OEM license provider to Service Provider.

6.
Schedule 1. Transition Services Schedule. As of the Amendment Effective Date, all Services set forth in the Transition Services Schedule in Sections 1 through 8 shall terminate, and those Services set forth in Section 9, Wind-Down Activities Services, attached hereto and incorporated herein by reference as Attachment 1, shall commence.

7.
Financial Responsibilities. The Parties acknowledge that certain financial obligations related to the Products may arise while Service Provider continues to provide Services pursuant to this Fifth Amendment. Service Recipient hereby agrees that all financial responsibilities related to the Products, except for those specifically excluded by the Agreement or the Asset Purchase Agreement, vest with Service Recipient. For purposes of example, without limitation, the 2015 PDUFA fee for Carticel is the responsibility of Service Recipient, even if the BLA license with respect thereto still rests with Service Provider at the time it is due. Notwithstanding the foregoing, Service Recipient’s requirement to pay for Services pursuant to the Agreement shall extend solely to the payments set forth on Schedule 1 hereto under the heading “Billing/Fee”, such payment obligations beginning effective May 30, 2015.

8.	Data Extraction Cost Offset, IT Cost Offset, and 2014-2015 Assumed Liability PDUFA Fee Cost Offset.

a.
Offset to Ease Administrative Burden: To ease the administrative burden of cross-charging between the Parties, the Parties hereby agree to the following offsets, and will therefore not seek collection from the other Party as further described below (the “Offsets”):

i.	Data Extraction Costs.

A.
The Parties acknowledge that, pursuant to the Asset Purchase Agreement, costs related solely to the extraction of data related to the Assets, and specifically excluding any conversion of data and any extraction of any new data placed by Vericel on Sanofi servers or computers (“Data”), are costs to be borne by Sanofi or its Affiliates (“Data Extraction Costs”). In order to facilitate Data extraction, Service Recipient, at Service Provider’s suggestion, undertook to contract with a third party vendor(s) (the “Data Extraction Vendor Agreements”), and further, Service Recipient has borne Data Extraction Costs under the Data Extraction Vendor Agreements. Service Recipient will pay for all Data Extraction Costs associated with the Data Extraction Vendor Agreements up to the amount of Two Hundred Thousand United States Dollars ($200,000.00) (the “Cap”), which is the value of the Offsets set forth in 6(a)(ii) and 6(a)(iii), below. If Data Extraction Costs under the Data Extraction Vendor Agreements should exceed the Cap, then Service Provider will reimburse Service Recipient for the Data Extraction Costs above the Cap.

B.
Notwithstanding the foregoing, Service Provider will reimburse Service Recipient up to Fifty Thousand United States Dollars ($50,000.00), for Data Extraction Costs incurred (the “Reimbursement”). Such Reimbursement is applicable to any Data Extraction Costs incurred, and will run alongside the Cap, so that, at most, Service Recipient will be responsible for covering

One Hundred Fifty Thousand United States Dollars ($150,000.00) of the Data Extraction Costs Offset.

ii.	IT Costs. Service Provider, while permitted under the terms of the Agreement to charge for Services, hereby agrees to waive all fees associated with the activities set forth in Schedule 9.1.

iii.
2014-2015 Assumed Liability PDUFA Fee Costs. The Parties acknowledge that, pursuant to the Asset Purchase Agreement, all Assumed Liabilities are costs to be borne by Service Recipient, and further that the 2014-2015 PDUFA Fees for the Products and portions attributed thereof for their establishment locations (collectively, the “2014-2015 PDUFA Fees”), due in October 2014, are Assumed Liabilities. Service Provider paid the 2014-2015 PDUFA Fees, and hereby agrees not to seek reimbursement due under the Asset Purchase Agreement from Service Recipient.

b.
No Admission of Liability. The Parties acknowledge that the Offsets are agreed upon to ease administrative burden only, and that the Offsets are not, and may not be construed as, an admission of liability by either Party or their respective Affiliates and is not to be construed as an admission that either Party or their respective Affiliates engaged in any wrongful, tortious or unlawful activity. The Parties specifically disclaim and deny (a) any liability to the other Party or their respective Affiliates and (b) engaging in any wrongful, tortious or unlawful activity

9.
Miscellaneous. The Parties acknowledge that, as set forth in Section 7.22 of the Asset Purchase Agreement, all transition services were to end by May 29, 2015. Service Provider hereby confirms that Service Provider has received approval from its Affiliate to continue certain transition services beyond May 29, 2015. The Parties hereby agree that, notwithstanding the term limit to the transition services set forth in Section 7.22 of the Asset Purchase Agreement, the Services will be extended as set forth in this Fifth Amendment.

*    *    *
The rights and obligations of the Parties or any dispute arising out of this Fifth Amendment will be interpreted, construed and enforced in accordance with the laws of the State of New York, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.

This Fifth Amendment will terminate in accordance with the terms set forth in the Agreement.

Except as set forth in this Fifth Amendment, the terms of the Agreement shall remain in full force and effect; provided however, that in the event of a conflict between a term contained in this Fifth Amendment and a term contained in the Agreement, the term contained in this Fifth Amendment shall prevail. The Agreement, as amended, together with the Asset Purchase Agreement and the other Ancillary Agreements, constitutes the entire agreement between and among the Parties with regard to the subject matter of this Agreement, and supersedes all prior agreements and understandings with regard to such subject matter. Except for the Confidentiality Agreement, there are now no agreements, representations or warranties between or among the Parties other than those set forth in the Agreement, the Asset Purchase Agreement or the Ancillary Agreements.

IN WITNESS WHEREOF, Service Provider and Service Recipient have caused this Fifth Amendment to the Agreement to be executed by their duly authorized representatives as of the Amendment Effective Date.

GENZYME CORPORATION                    VERICEL CORPORATION

Signature:                            Signature:

Name:                                Name:

Title:                                Title:

Date:                                Date:

Attachment 1

SCHEDULE 1

Transition Services Schedule

Section 9: Wind-Down Activities Services

Section 9.1
IT Services and Systems Access

1    Without prejudice to Section 8.3 of this Agreement, the Service Provider will provide to the Service Recipient support only with respect to the Transferred Employees and new employees that are replacing Transferred Employees or who otherwise require support as reasonably requested by Service Recipient. Exception: Local Network Connectivity, global network connectivity, and internet connectivity will be provided to employees of the Service Recipient who require such access.

2    The Service Provider has the responsibility to provide the Service Recipient with administrative access to Service Recipient-owned IT assets (computers, servers, laptops, desktops, etc.), or infrastructure (firewalls, routers, switches, etc.) only if they are physically located within one of the transferred offices and are dedicated to the exclusive use by the Business, provided however that while any such computers and/or infrastructure are still connected to the Service Provider’s network and until they are segregated in full, any changes to workstation and/or infrastructure configuration must be reviewed and approved in advance by the appropriate Service Provider personnel.

3    Administrative access will not be provided to any shared (i.e., only partially dedicated to the use by the Business) servers, infrastructure, or any other devices, which are not Transferred Assets (this includes, without limitation, routers, shared file and print servers, etc.).

4    Service Provider reserves the right to upgrade, replace, or discontinue individual services as part of Service Provider’s ongoing and regular business operations. Service Recipient will be provided notice of Service Provider’s intent to change or discontinue any IT service as soon as practicable once such plans are revealed to the Service Provider Manager. In any event, commercially reasonable efforts will be made to avoid or minimize impact to Service Recipient’s ongoing business operations and Service Provider will provide Service Recipient with reasonable notice of any changes.

5    Without prejudice to section 8.3 of this Agreement, nothing in this Transition Services Schedule shall oblige the Service Provider to provide access to the Service Recipient and/or any of the Service Recipient Personnel to any information services systems and/or applications other than those listed in Schedule 9.1.

9.1.1 Services

#	Function	Region	Title	Services	Term Date	Billing/ Fee
1	IT: GIS	US/	GIS General Services	Service Provider to provide the following to Service Recipient: • Core Security Service – monitor and assist in resolving any Security threats and risks (perimeter, virus, spam)	December 31, 2015	N/A
2	IT: GIS	US/	GIS Network Services
Service Provider to provide the following services to Service
Recipient:

• Global Network Connectivity (WAN) – maintain WAN circuit operations, escalate circuit issues to Telco and troubleshoot to resolution. Monitor WAN availability and performance.
   Local Network Connectivity (LAN) – monitor and troubleshoot to ensure availability and performance.
• Remote Access Service – maintain operation of WebVPN
or other applicable user remote access solutions.
• Internet Connectivity – maintain operation of common Internet access for business needs of Cell Therapy users during service transition to Service Recipient’s infrastructure.
i) Cambridge Site
					December 31, 2015	N/A
3	IT: GIS	US/	GIS Server Operations Services
Service Provider to provide the following services to Service
Recipient at sites other than the transferred sites:

•    Housing Service (Data Center operations): monitoring of DC environment, availability and adequate performance.
•    Server Service – For existing servers: monitor for availability and performance, apply critical OS patches and fixes. Note, no additional servers will be provided by this service during the TSA period.
					December 31, 2015	N/A

#	Function	Region	Title	Services	Term (Months)	Billing/ Fee
4	IT: GIS	US/	GIS User Services
Service Provider will provide the following services to Service
Recipient:

•    Enterprise Computer service, Electronic Software Distribution – apply critical desktop OS patches and fixes as appropriate, maintain operation of desktop anti-virus infrastructure.
•    Service Desk – provide end user support, liaise with other Service Provider and/or Service Recipient support groups to assist in resolving user issues.
•    Enterprise Directory Service, Network Access Service (User Account Operations) – maintain operation of Active Directory infrastructure and provide support for end-user accounts (setup, troubleshoot, administer) for former Service Provider personnel.
•    Workspace Solution service (File & Print Services) – maintain operation of general File Share and common Printing infrastructure, including setup, troubleshooting, and administration, for former Service Provider personnel
•    The Parties will use commercially reasonable efforts to transfer or otherwise resolve PC leases
					December 31, 2015	N/A
5	IT	EU/US	MFGPro, NEXTs, Catalyst and SAP
Service Provider will provide the following services to Service
Recipient – AS PER SPECIFICALLY IDENTIFIED IN SECTION 9.1.2 below• Enable users to access MFGPro, Catalyst, Next and SAP application/s (includes WQR Reflections – terminal emulation), by setting up users accounts, and enabling connectivity.
					See 9.1.2 below	N/A

6	IT	EU/US	Application
Service Provider will provide the following services to Service
Recipient AS PER SECTION 9.1.2 below

• If Service Recipient employees (not former Service Provider employees) require access to the systems they will be granted access as contractors, and Service Recipient will be responsible for formal background checks and any training required Service Recipient
					See 9.1.2 below	N/A
7	IT	US & EU	Promotional material review eRC	Service Provider will facilitate necessary interactions with the process-related applications on behalf of Service Recipient.	See 9.3, #1 below	N/A

9.1.2 Systems Access

#	Department	System	Employees that need continued access after June 1, 2015	Term Date	Rationale	Billing/Fee
1	Quality Assurance	Trackwise	All Sidney Street users	December 31, 2015	Complete transfer of all CTRM data and workflows from Sanofi to Vericel	N/A
2	Quality Assurance	ROBAR
Philip Carpenter
Amanda Lambirth
Elizabeth Foley
David Futterer
Gen AppRem Test26
GenzymeAppTest10
James George
Kyle Giroux
Jesus Guerrero
Elmer Lemus
Joan Lessor
Lan Luong
Laurie McQueen
Josephine Johansen
Lauren Ann Peterson
ROBAR Default User
Ezequiel Soc
Melissa Sukernick
Adrian Todor
Chad Worthley
Yan Ming Yuan
Carmen Zvinca
				December 31, 2015	Ongoing need to print labels until ROBAR system can be transferred and validated	N/A
3	Quality Assurance	BarTender (Seagull Scientific) - linked with ROBAR	(See above list)	December 31, 2015	Linked with ROBAR	N/A
4	Finance	Catalyst	Harvey Maki	December 31, 2015	Ongoing analysis of vendor payments for Vericel business	N/A
5	Finance	NEXTs	Harvey Maki	December 31, 2015	Ongoing analysis of vendor payments for Vericel business	N/A
6	Finance	MFG\PRO and SAP	Harvey Maki	December 31, 2015	Ongoing analysis of customer billing and cash receipts. Some customers have 90 day payment terms and will likely remit cash to a Genzyme lockbox for May invoices through July of this year.	N/A
7	Manufacturing	SQL Epicel Patient Information Database	Melvin Posada	December 31, 2015	Ongoing use of Epicel Patient Information Database until system can be transferred and validated	N/A

8	Engineering	Continuum BMS	Joe Romano Tom Harmon	December 31, 2015	Ongoing need for BMS until system transfer and validation is complete	N/A
9	Materials Management	MFG\PRO and SAP	Brian Dunderdale Kristen Appleman Alex Erneste Sze Chen Nancy Minghella Melvin Pasata David Conrad Abdell Omalek Fernando Davalos	December 31, 2015	Open POs and Raw Material Receipts and Transfers	N/A
10	Quality Assurance Quality Control	MFG\PRO and SAP
Marianne Pongratz
Melissa Sukernick
Kyle Giroux
Chad Worthley
James George
Carmen Zvinca
Lauren Peterson
Elizabeth Foley
Josephine Johansen
Adrian Todor
Ed Fasano
Matt Stevens
Rob Manzella
Sam Prinzi
Jason Greenberg
				December 31, 2015	Used on daily basis to release product - one person from each shift requires access	N/A
11	Customer Care	SAP	Tim McKeen Jennifer Fisher James Bonasoro Chad Matthes Connie Correia Sydney Laguerre	December 31, 2015	Open Sales Orders and Credits	N/A
12	Quality Assurance	Catsweb	Cindy Entstrasser Melissa Sukernick Alex Ernesti	December 31, 2015	Complete CTRM Adverse Event data transfers	N/A
13	Network	VPN: 64 - AA	All Sidney Street users	December 31, 2015	Maintain VPN connectivity between 64 Sidney St and AA	N/A
14	Quality Assurance Clinical	LiveLink	Josh Hodgson Ann Remmers	December 31, 2015	Extract remaining necessary data	N/A

9.1.3 Email Services

Service Provider will continue to provide email services for to Service Recipient employees identified above in Section 9.1.2 solely for notifications for essential applications, including Trackwise (Line #1) and Catalyst (Line #4). The email services will terminate, respectively, on the system termination dates listed in Section 9.1.2.

Section 9.2

REGULATORY and PHARMACOVIGILANCE ACTIVITIES FOR MACI00809 STUDY

The Parties hereby agree that time is of the essence to transfer sponsorship of the MACI00809 Study from Service Provider to Service Recipient, with an effective transfer date of August 24, 2015, as declared in the submission to the relevant Competent Authorities/ Ethics Committees) (the “Target Transfer Date”).

Service Provider and Service Recipient will make best efforts to maintain this Target Transfer Date by anticipating submissions to CA/EC. In the event that the Target Transfer Date transfer is not achieved, Service Provider, at is sole discretion after consultation with Service Recipient, will inform the Competent Authorities/Ethics Committees of a new target transfer date, and Service Provider and Service Recipient will use best efforts to achieve the new target transfer date.

Service Provider agrees to perform limited wind-down activities as set forth below.

#	Function	Region	Title	TSA Scope	Termination Date	Billing/Fee
1	Regulatory	EU	Submission to the Health Authorities to change Sponsorship of MACI00809 Study
Service Provider (but in the case of Poland and the Czech Republic, Service Recipient) will make appropriate submissions to the competent authorities and ethics committees in the affected jurisdictions to transfer sponsorship of the MACI00809 Study from Service Provider to Service Recipient.

Service Recipient will comply with Service Provider’s reasonable requests for assistance in a timely manner.
Until the earlier of Service Recipient becoming sponsor of the MACI00809 Study in each affected jurisdiction or November 1, 2015.
Service Recipient and Service Provider will each pay for half of any fees associated with these submissions.

Notwithstanding the foregoing Service Recipient will compensate Service Provider for all costs incurred by Service Provider, including personnel costs, for such Services after September 15, 2015.

2	Regulatory / Safety	EU	QPPV Role for MACI00809 STUDY	Service Provider will provide a qualified person to act as QPPV for the MACI00809 Study	Until the earlier of Service Recipient becoming sponsor of the MACI00809 Study in each affected jurisdiction or November 1, 2015.	Service Recipient will pay for QPPV for the MACI00809 Study

3	Regulatory / Safety	EU	Safety Requirements
Service Provider will provide the following support to Service Recipient, with Service Recipient’s assistance as noted below:

•    Service Provider will provide Safety monitoring of MACI00809 Study for as long as Service Provider or its affiliates remains the sponsor of the study including: submitting individual case safety reports to the competent health authorities, as appropriate
•    Service Recipient will prepare the 2015 DSUR for submission in a timely manner. Service Provider will provide any supportive data not previously transferred for the authoring / compilation of the Development Safety Update Report and / or Semi-Annual Safety Report (due for submission August 26, 2015 and July 27, 2015, respectively) to Service Recipient (patient exposure, actions taken for safety reasons, significant safety findings, listings of deaths, etc.).
o    In the event that sponsorship does not transfer from Service Provider to Service Recipient by the time the DSUR must be submitted, Service Provider will submit the DSUR that Service Recipient has prepared. Accordingly, during the preparation of the DSUR, Service Provider will be given opportunity as further set forth in the agreed upon DSUR Submission Timeline document, incorporated herein by reference, to review and comment on the DSUR and such comments shall be duly considered for inclusion in the report.
o    In the event that the Target Transfer Date is not achieved and therefore Service Provider must submit the DSUR that Service Recipient has prepared, the Service Provider must approve the final DSUR prior to submission. The Parties agree to collaborate together to ensure that this report is submitted to appropriate Health Authorities on or before August 26, 2015.
•    Service Provider will provide pharmacovigilance Source Document Retention
Until the earlier of Service Recipient becoming sponsor of the MACI00809 Study in each affected jurisdiction or November 1, 2015.
Notwithstanding anything to the contrary in this Agreement, Service Recipient, as party responsible for drafting the 2015 DSUR, will pay for all costs associated with drafting such DSUR.

Service Recipient will pay for all reasonable and documented filing fees incurred by Service Provider to submit the 2015 DSUR in the event that Service Provider must submit the DSUR due to timing constraints re: sponsorship transfer vs DSUR submission due date (26Aug2015)

Notwithstanding the foregoing, Service Recipient will compensate Service Provider for all costs incurred by Service Provider, including personnel costs, for such Services after September 15, 2015.

4	Regulatory / Safety	EU	Residual Documentation
•    Service Provider will and will cause its affiliates to provide residual documentation related to the MACI00809 Study or its transfer, if any, including, without limitation, documentation for the trial master file to Service Recipient.
				Upon the Service Recipient becoming sponsor of the MACI00809 Study in each affected jurisdiction	N/A

SECTION 9.3
MEDICAL AFFAIRS AND MEDICAL INFORMATION ACTIVITIES FOR MACI00809 STUDY and US CARTICEL PROMOTIONAL REVIEW

The Parties hereby agree that time is of the essence to transfer sponsorship of the MACI00809 Study from Service Provider to Service Recipient, with an effective transfer date as of the Target Transfer Date and as further described on Schedule 9.2.

#	Function	Region	Title	Services	Termination Date	Billing/ Fee
1	Promotional Review Process	US	Promotional material review ERC/ePME/ 4M	Service Provider will have final approval authority of promotional materials and medical communications following Service Recipient review until license transfer	Upon Service Recipient becoming BLA license holder with respect thereto for Carticel	N/A
2	Clinical, Medical Affairs, Program Management	US and EU	MACI00809 Study
The Parties will use best efforts to effect the transfer of sponsorship in each affected jurisdiction from Service Provider to Service Recipient in a timely manner. Both Parties will take appropriate action regarding the sponsorship change, including, without limitation, for purposes of example only, Service Recipient is responsible for contacting the competent health authority in Poland regarding Service Recipient’s assumption of sponsorship for the MACI00809 Study.

Service Provider or its affiliates will remain the sponsor for all site Clinical Trial Agreements and vendor contracts in support of the MACI00809 Study, until effective and legal assignment of such contracts has been made to Service Recipient, which Service Provider shall undertake upon request of Service Recipient on a case-by-case basis (the “Assignment”), provided, however, that the CRO agreement with Covance will not be assigned to Service Recipient, Service Provider shall use its commercially reasonable efforts to effect such Assignment. If the Parties agree that no assignment is necessary in the case of a contract, then Service Provider’s obligation to remain sponsor for purposes of that contract shall terminate upon the transfer of sponsorship to Service Recipient.

Service Provider hereby agrees to oversee site closure activities.

Service Recipient will accept in a timely manner, according to mutually agreed upon, reasonable contractual terms, to the assignment of any agreement necessary to effect the transfer of sponsorship.

Service Recipient and Service Provider will use commercially reasonable efforts to ensure the timely transfer of the TMF by the Target Transfer Date.
Until the earlier of Service Recipient becoming sponsor of the MACI00809 Study in each affected jurisdiction or November 1, 2015.
Service Provider will pay final site closure payments and the cost of site closure activities
Submission fees will be paid as set forth in Section 9.2 (1)

Notwithstanding the foregoing, Service Recipient will compensate Service Provider for all costs incurred by Service Provider, including personnel costs, for such Services after September 15, 2015.

SIXTH AMENDMENT TO TRANSITION SERVICES AGREEMENT

This Sixth Amendment (the “Sixth Amendment”), effective as of the date last signed by both parties (the “Amendment Effective Date”) is by and between Genzyme Corporation, a Massachusetts corporation (“Service Provider”), and Vericel Corporation, formerly known as Aastrom Biosciences Inc., a Michigan corporation (“Service Recipient” or “Vericel”) (collectively, the “Parties”).

WHEREAS, effective as of May 30, 2014, Service Provider and Service Recipient entered into that certain Transition Services Agreement, as amended from time to time (collectively, the “Agreement”) which described transition services that Service Provider agreed to provide to Service Recipient in support of the sale of three (3) products (Carticel®, Epicel® and Matrix Applied Characterized Autologous Cultured Chondrocytes (“MACI®”), and collectively the “Products”) to Service Recipient (the terms of the sale are memorialized in a separate Asset Purchase Agreement between Sanofi, a French Société anonyme and Service Provider Affiliate (“Sanofi”) and Vericel, dated as of April 19, 2014 (the “Asset Purchase Agreement”));

WHEREAS, the Agreement will expire on December 31, 2015;

WHEREAS, certain of the services provided by Service Provider to Service Recipient under the Agreement, including without limitation,

1)	IT services related to data transfer,

2)	Data Controller and data hosting services until such time as data controller responsibility may be legally transferred, and

3)	Transferred Intellectual Property missing residual documentation, require additional time and support for wind-down activities; and

WHEREAS, Service Provider has agreed to provide these wind-down activities services, subject to certain dependencies and limitations specified in this Sixth Amendment; and

NOW, THEREFORE, in consideration of the above-recitals, the mutual benefits to be derived by the Parties, and other good and valuable consideration, the receipt and satisfaction of which are acknowledged, Service Provider and Service Recipient agree to amend the Agreement as follows:

1.
All capitalized terms not defined herein shall have the same meaning as set forth in the Agreement. For purposes of clarity, the Agreement in certain instances relies on definitions as set forth in the Asset Purchase Agreement, and all capitalized terms defined in neither this Sixth Amendment nor the Agreement shall have the same meaning as set forth in the Asset Purchase Agreement.

2.	Section 2.9, Data Hosting Services. Sections 2.9.2 and 2.9.3 of the Agreement are hereby stricken and replaced by the following Sections 2.9.2 and 2.9.3:

“
1.Identification of Parties.

EU Data Directive-Governed Information. With respect to such data that is governed by the EU Data Directive, the Parties agree:
that upon the transfer of the EU marketing authorisation for Matrix Applied Characterized Autologous Cultured

Chondrocytes (“MACI”) to Service Recipient on August 26, 2014 (“MAH Transfer Date”), as it relates to MACI data, subject to clause 2.9.2.1.2 below,

a)	Service Recipient is the Data Controller under this Agreement for data generated on or after the MAH Transfer Date (the “Post-MAH Transfer Data”); and

b)	Service Provider is a Data Processor under this Agreement for the Post-MAH Transfer Data.

Service Recipient hereby warrants and represents that there were no Epicel patients subject to the EU Data Directive after the Closing Date.
For all data generated before the MAH Transfer Date, Service Provider or its Affiliate is and shall remain the Data Controller until such time as it may legally transfer Data Controller status to Service Recipient.

Other Data. The Parties hereby acknowledge that Other Data is not subject to the EU Data Directive, but use terms herein consistent with the EU Data Directive for ease of administration in identifying roles and responsibilities. With respect to Other Data as of the Closing Date, the Parties hereby agree that,

a)	Service Recipient is the Data Controller under this Agreement; and

b)	Service Provider is a Data Processor under this Agreement.

2.Compliance with Applicable Data Protection Laws

a)
Service Recipient agrees to comply with all applicable data protection laws and covenants not to place Service Provider in violation of applicable data protection laws. In relation to data stored on Service Provider servers since Service Recipient became Data Controller in the applicable jurisdiction, Service Recipient warrants and represents that it has and will apply the applicable data protection laws, and to Service Recipient’s knowledge (in this instance, defined as known or reasonably should have known), it has not placed Service Provider in violation of applicable data protection laws.

b)
With respect to the data for which Service Provider is the Data Processor, Service Provider shall act only on instructions of Service Recipient with regard to the Processing of Personal Data or Other Data in accordance with the Agreement. Service Provider shall cause its Affiliates to act only on such instructions from Service Provider (after it has received such instructions from Service Recipient) and/or directly from Service Recipient.

c)
With respect to the data for which Service Provider or its Affiliate is the Data Controller, Service Provider or its Affiliate will use commercially reasonable efforts to seek the transfer of Data Controller status to Service Recipient. The Parties hereby acknowledge and agree that transfer of Data Controller status may occur on a rolling basis, depending on the nature of the information that is the subject of the transfer.

d)
At the time of transfer of Data Controller status for particular controlled information, Service Provider will become the Data Processor for such transferred information until the expiration or termination of this Agreement.

e)
The Parties hereby agree that if the Parties or, in the case of Service Provider, its Affiliate, enter into a European Commission “Commission Decision C(2010)593 Standard Contractual Clauses (processors)” agreement for the transfer of data (hereinafter, a “Data Export Agreement”), then in the event of any conflict between the provisions set forth in Section 2.9 of this Agreement and the provisions of the Data Export Agreement, the provisions of the Data Export Agreement shall control, provided however that Subsection 2.9.5 of this Agreement shall control with respect to issues concerning limitation of liability.”

3.	Section 4.1, Term. Section 4.1 is hereby stricken and replaced in its entirety by the following:

“4.1. Term. This Agreement will commence on the Effective Date and remain in effect until June 30, 2016 (the “Term”), unless earlier terminated under this ARTICLE 4. With respect to each Service, such Service will begin upon the applicable start date set forth in the Transition Services Schedule, unless earlier terminated under this ARTICLE 4. This Agreement may be extended by the Parties in writing, either in whole or with respect to one or more of the Services.”

4.	Section 13.2, Inspection Rights. The following is hereby appended to the end of Section 13.2:

“Notwithstanding the foregoing, during the Term, with respect to the data for which Service Provider or its Affiliate is Data Controller at the time of the request, upon notice, Service Provider agrees to allow Service Recipient to view such data to fulfil regulatory reporting or audit obligations; provided, that Service Recipient shall comply with Service Provider's reasonable security and safety procedures as such procedures are communicated to Service Recipient and that Service Provider has the right to attend and control the scope of the audit to ensure the audit is limited to data for which Service Provider or its Affiliate is Data Controller.”

5.
Schedule 1. Transition Services Schedule. As of the Amendment Effective Date, all Services set forth in the Transition Services Schedule in Section 9 shall terminate, and those Services set forth in Section 10, Wind-Down Activities Services, attached hereto and incorporated herein by reference as Attachment 1, shall commence.

6.
Miscellaneous. The Parties acknowledge that, as set forth in Section 7.22 of the Asset Purchase Agreement, all transition services were to end by May 29, 2015. Service Provider hereby confirms that Service Provider has received approval from its Affiliate to continue certain transition services beyond May 29, 2015. The Parties hereby agree that, notwithstanding the term limit to the transition services set forth in Section 7.22 of the Asset Purchase Agreement, the Services will be extended as set forth in this Sixth Amendment.

*    *    *
The rights and obligations of the Parties or any dispute arising out of this Sixth Amendment will be interpreted, construed and enforced in accordance with the laws of the State of New York, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.

This Sixth Amendment will terminate in accordance with the terms set forth in the Agreement.

Except as set forth in this Sixth Amendment, the terms of the Agreement shall remain in full force and effect; provided however, that in the event of a conflict between a term contained in this Sixth Amendment and a term contained in the Agreement, the term contained in this Sixth Amendment shall prevail. The Agreement, as amended, together with the Asset Purchase Agreement and the other Ancillary Agreements, constitutes the entire agreement between and among the Parties with regard to the subject matter of this Agreement, and supersedes all prior agreements and understandings with regard to such subject matter. Except for the Confidentiality Agreement and SDEA, there are now no agreements, representations or warranties between or among the Parties other than those set forth in the Agreement, the Asset Purchase Agreement or the Ancillary Agreements.

IN WITNESS WHEREOF, Service Provider and Service Recipient have caused this Sixth Amendment to the Agreement to be executed by their duly authorized representatives as of the Amendment Effective Date.

GENZYME CORPORATION                    VERICEL CORPORATION

Signature:                            Signature:

Name:                                Name:

Title:                                Title:

Date:                                Date:

9

Attachment 1

SCHEDULE 1

Transition Services Schedule

Section 10: Wind-Down Activities Services

Section 10.1
IT Services and Systems Access

1
Without prejudice to Section 8.3 of this Agreement, the Service Provider will provide to the Service Recipient support only with respect to the Transferred Employees and new employees that are replacing Transferred Employees or who otherwise require support as reasonably requested by Service Recipient. Exception: Local Network Connectivity, global network connectivity, and internet connectivity will be provided to employees of the Service Recipient who require such access.

2
The Service Provider has the responsibility to provide the Service Recipient with administrative access to Service Recipient-owned IT assets (computers, servers, laptops, desktops, etc.), or infrastructure (firewalls, routers, switches, etc.) only if they are physically located within one of the transferred offices and are dedicated to the exclusive use by the Business, provided however that while any such computers and/or infrastructure are still connected to the Service Provider’s network and until they are segregated in full, any changes to workstation and/or infrastructure configuration must be reviewed and approved in advance by the appropriate Service Provider personnel.

3
Administrative access will not be provided to any shared (i.e., only partially dedicated to the use by the Business) servers, infrastructure, or any other devices, which are not Transferred Assets (this includes, without limitation, routers, shared file and print servers, etc.).

4
Service Provider reserves the right to upgrade, replace, or discontinue individual services as part of Service Provider’s ongoing and regular business operations. Service Recipient will be provided notice of Service Provider’s intent to change or discontinue any IT service as soon as practicable once such plans are revealed to the Service Provider Manager. In any event, commercially reasonable efforts will be made to avoid or minimize impact to Service Recipient’s ongoing business operations and Service Provider will provide Service Recipient with reasonable notice of any changes.

5
Without prejudice to section 8.3 of this Agreement, nothing in this Transition Services Schedule shall oblige the Service Provider to provide access to the Service Recipient and/or any of the Service Recipient Personnel to any information services systems and/or applications other than those listed in Schedule 10.1.

6
The term date for each of the Services and Systems Access set forth in this Schedule 10.1 is the earlier of the end of need for the Services as controlled by Service Providers’ ability to legally transfer data related to a specific system or June 30, 2016. In the event that such data cannot be transferred to Service Recipient, Service Provider and Service Recipient will agree to extend this Agreement as it relates to the Data Hosting Services set forth in Section 2.9 and companion IT requirements set forth in this Schedule 10.1, and determine a process for Service Recipient to continue to have access to such data.

7	There are no charges associated with the Services or Systems Access set forth in this Schedule 10.1.

10.1.1 Services

#	Function	Region	Title	Services
1	IT: GIS	US/	GIS General Services	Service Provider to provide the following to Service Recipient: Core Security Service - monitor and assist in resolving any Security threats and risks (perimeter, virus, spam)
2	IT: GIS	US/	GIS Network Services
Service Provider to provide the following services to Service
Recipient:

Global Network Connectivity (WAN) - maintain WAN circuit operations, escalate circuit issues to Telco and troubleshoot to resolution. Monitor WAN availability and performance.
Local Network Connectivity (LAN) - monitor and troubleshoot to ensure availability and performance.
Remote Access Service - maintain operation of WebVPN
or other applicable user remote access solutions.
Internet Connectivity - maintain operation of common Internet access for business needs of Cell Therapy users during service transition to Service Recipient’s infrastructure.
i)Cambridge Site

3	IT: GIS	US/	GIS Server Operations Services
Service Provider to provide the following services to Service
Recipient at sites other than the transferred sites:

Housing Service (Data Center operations): monitoring of DC environment, availability and adequate performance.
Server Service - For existing servers: monitor for availability and performance, apply critical OS patches and fixes. Note, no additional servers will be provided by this service during the TSA period.

[Continued next page]

#	Function	Region	Title	Services
4	IT: GIS	US/	GIS User Services
Service Provider will provide the following services to Service
Recipient:

Enterprise Computer service, Electronic Software Distribution - apply critical desktop OS patches and fixes as appropriate, maintain operation of desktop anti-virus infrastructure.
Service Desk - provide end user support, liaise with other Service Provider and/or Service Recipient support groups to assist in resolving user issues.
Enterprise Directory Service, Network Access Service (User Account Operations) - maintain operation of Active Directory infrastructure and provide support for end-user accounts (setup, troubleshoot, administer) for former Service Provider personnel.
Workspace Solution service (File & Print Services) - maintain operation of general File Share and common Printing infrastructure, including setup, troubleshooting, and administration, for former Service Provider personnel
The Parties will use commercially reasonable efforts to transfer or otherwise resolve PC leases

5	IT	EU/US	Application
Service Provider will provide the following services to Service
Recipient AS PER SECTION 10.1.2 below

If Service Recipient employees (not former Service Provider employees) require access to the systems they will be granted access as contractors, and Service Recipient will be responsible for formal background checks and any training required Service Recipient

10.1.2 Systems Access

#	Department	System	Employees that need continued access after June 1, 2015	Rationale
1	Quality Assurance	Trackwise	All Sidney Street users	Complete transfer of all CTRM data and workflows from Sanofi to Vericel
2	Manufacturing	SQL Epicel Patient Information Database	Melvin Posada	Ongoing use of Epicel Patient Information Database until system can be transferred and validated
3	Engineering	Continuum BMS	Joe Romano Tom Harmon	Ongoing need for BMS until system transfer and validation is complete
4	Materials Management	MFG\PRO and SAP	Brian Dunderdale Kristen Appleman Alex Ernesti Sze Chan Nancy Minghella Melvin Posada David Conrad Abdell Omalek Fernando Davalos	Open POs and Raw Material Receipts and Transfers
5	Quality Assurance Quality Control	MFG\PRO and SAP	Melissa Sukernick Kyle Giroux Chad Worthley James George Carmen Zvinca Lauren Peterson Elizabeth Foley Josephine Johansen Adrian Todor Ed Fasano Matt Stevens Rob Manzella Sam Prinzi Jason Greenberg	Used on daily basis to release product - one person from each shift requires access
6	Customer Care	SAP	Tim McKeen Jennifer Fisher James Bonasoro Chad Matthes Connie Correia Sydney Laguerre	Open Sales Orders and Credits
7	Quality Assurance	Catsweb	Cindy Entstrasser Melissa Sukernick Alex Ernesti	Complete CTRM Adverse Event data transfers
8	Network	VPN: 64 - AA	All Sidney Street users	Maintain VPN connectivity between 64 Sidney St and AA
9	Quality Assurance Clinical	LiveLink	Josh Hodgson Ann Remmers	Extract remaining necessary data

10.1.3 Email Services

Service Provider will continue to provide email services for to Service Recipient employees identified above in Section 10.1.2 solely for notifications for essential applications, including Trackwise (Line #1). The email services will terminate on the system termination.

Section 10.2

REGULATORY and PHARMACOVIGILANCE ACTIVITIES

Subject to Section 2.8 of this Agreement, Service Provider will use commercially reasonable efforts to facilitate the timely provision of Transferred Intellectual Property residual documentation (“Residual Documentation”), as further set forth below:

#	Function	Region	Title	TSA Scope	Termination Date	Billing/Fee
1	Regulatory / Safety	EU	Residual Documentation
Upon notification of missing Residual Documentation by Service Recipient, the prerequisite for such notice being Service Recipient’s own due diligence in reviewing the data and files to which Service Recipient has access at the time of the request, Service Provider will coordinate the provision of Residual Documentation to Service Recipient related to: the MACI00809 and MACI00206 Studies or their transfer, if any, including, without limitation, documentation for the trial master files; and MACI nonclinical studies, including, without limitation, the nonclinical pharmacology study GENZ 06-0239 (6 month horse study of MACI).
					June 30, 2016	N/A